UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
US AIRWAYS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

April 10, 2006
To Our Stockholders:
      On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of US Airways Group, Inc. to be held at the Charlotte Convention Center, 501 S. College Street, Charlotte, North Carolina 28202, on Wednesday, May 17, 2006, at 9:30 a.m., local time.
      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Representatives from our independent registered public accounting firm, KPMG LLP, will be present to respond to appropriate questions from stockholders.
      If you are unable to attend the Annual Meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the Annual Meeting in person, you may revoke your proxy and cast your votes personally at the meeting.
      If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Sincerely,

W. Douglas Parker
Chairman of the Board, President
and Chief Executive Officer

US AIRWAYS GROUP, INC.
111 WEST RIO SALADO PARKWAY
TEMPE, ARIZONA 85281
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2006
April 10, 2006
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of US Airways Group, Inc., a Delaware corporation, will be held at the Charlotte Convention Center, 501 S. College Street, Charlotte, North Carolina 28202, on Wednesday, May 17, 2006, at 9:30 a.m. local time, for the purposes of considering and voting upon:

1.	A proposal to elect three directors in Class I to serve until the 2009 Annual Meeting of Stockholders;

2.	A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of US Airways Group for the fiscal year ending December 31, 2006; and

3.	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.
      Information relating to the above matters is set forth in the attached Proxy Statement. You must have been a stockholder of record at the close of business on March 29, 2006, to vote at the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please sign, date and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership as of March 29, 2006 and a proxy to vote the shares from the intermediary.

By Order of the Board of Directors,

Caroline B. Ray
Corporate Secretary
Tempe, Arizona
April 10, 2006
PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

US AIRWAYS GROUP, INC.
111 West Rio Salado Parkway
Tempe, Arizona 85281
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2006
      We are furnishing this Proxy Statement to the stockholders of US Airways Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the 2006 Annual Meeting of Stockholders and any adjournments of that meeting. The Annual Meeting will be held at the Charlotte Convention Center, 501 S. College Street, Charlotte, North Carolina 28202, on Wednesday, May 17, 2006 at 9:30 a.m., local time. When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “US Airways Group” refer to US Airways Group, Inc.
      The approximate date on which we are first sending this Proxy Statement and the accompanying proxy card(s) is April 10, 2006.
      There have been many significant changes at US Airways Group. On September 12, 2004, US Airways Group and its domestic subsidiaries, US Airways, Inc. (“US Airways”), Piedmont Airlines, Inc., PSA Airlines, Inc. and Material Services Company, Inc., which accounted for substantially all of the operations of US Airways Group, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division. On May 19, 2005, US Airways Group signed a merger agreement with America West Holdings Corporation (“America West Holdings”) pursuant to which America West Holdings merged with a wholly owned subsidiary of US Airways Group. The merger agreement was amended by a letter agreement on July 7, 2005. The merger became effective upon US Airways Group’s emergence from bankruptcy on September 27, 2005.
      In connection with our plan of reorganization, on September 27, 2005, US Airways Group received new equity investments of $565 million in the aggregate from Eastshore Aviation, LLC (“Eastshore”); ACE Aviation Holdings Inc. (“ACE”); Par Investment Partners, L.P. (“Par”); Peninsula Investment Partners, L.P. (“Peninsula”); a group of investors under the management of Wellington Management Company, LLP (“Wellington”); and Tudor Proprietary Trading, L.L.C. and certain investors advised by Tudor Investment Corp. (collectively referred to as “Tudor”). In exchange for their investments, Eastshore received 8,333,333 shares, ACE received 5,000,000 shares, Par received 6,768,485 shares, Peninsula received 3,333,333 shares, Wellington received 9,090,900 shares and Tudor received 3,939,394 shares. In connection with the equity investments, each of the equity investors also received an option to purchase additional shares at $15.00 per share. Par purchased the options granted to ACE and Eastshore, and each option holder exercised all of its option. Following the exercise of the options, Eastshore owned 8,333,333 shares, ACE owned 5,000,000 shares, Par owned 10,768,485 shares, Peninsula owned 4,000,000 shares, Wellington owned 11,090,900 shares and Tudor owned 4,806,061 shares.
      As of the completion of the merger, the majority of the members of our Board of Directors changed. The Board of Directors now consists of 13 members. Pursuant to the terms of the merger agreement, the following members were appointed as directors on September 27, 2005:

•	W. Douglas Parker, the Chairman of the Board, President and Chief Executive Officer of America West Holdings, who now also serves as Chairman of the Board, President and Chief Executive Officer of US Airways Group;

•	Bruce R. Lakefield, the former President and Chief Executive Officer of US Airways Group and US Airways, who currently serves as Vice Chairman of US Airways Group;

•	Herbert M. Baum, Richard C. Kraemer, Denise M. O’Leary, Richard P. Schifter and J. Steven Whisler, who were nominated by America West Holdings; and

•	Cheryl G. Krongard, Hans Mirka and George M. Philip, who were nominated by US Airways Group.
      Several of our new equity investors also had the right to nominate individuals to our Board of Directors. Richard A. Bartlett, Robert A. Milton and Edward L. Shapiro all became directors on September 29, 2005, in accordance with the terms of the stockholder’s agreements with Eastshore, ACE and Par, respectively.
      This is our first proxy statement following the merger. Thus this proxy statement necessarily includes certain information pertaining to both US Airways Group and America West Holdings prior to the merger.

INFORMATION CONCERNING SOLICITATION AND VOTING

General	The securities that can be voted at the Annual Meeting consist of our common stock, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders.

Record Date	The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is March 29, 2006.

Outstanding Shares	On the record date, we had 82,129,030 shares of our common stock outstanding and eligible to be voted at the Annual Meeting.

Quorum and Approval Requirements	The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to the proposal to ratify the Audit Committee’s appointment of the independent registered public accounting firm (Proposal 2), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposal at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

Under the rules of the national stock exchanges (the “Exchanges”) that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that those beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchanges. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 1 and Proposal 2 are discretionary. Member brokerage firms that do not receive instructions from their clients as to “non-discretionary” proposals cannot vote on the non-discretionary proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal.

As of March 29, 2006, our directors and executive officers, together with ACE, Eastshore and Par, beneficially owned or controlled approximately 25,914,706 shares of our common stock, constituting approximately 30.9% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals and, therefore, that the presence of a quorum and the approval of the proposals is reasonably assured.

Voting of Proxies	You should specify your choices with regard to each of the proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to US Airways Group in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees and “FOR” the ratification of the appointment of the independent registered public accounting firm. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon those matters according to their judgment.

Revocability of Proxies	Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:

•	giving notice of revocation to Caroline B. Ray, our Corporate Secretary, at US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281 (by mail or overnight delivery);

•	executing and delivering to our Corporate Secretary a proxy card relating to the same shares bearing a later date; or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the Exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges, as employed by the beneficial owner’s brokerage firm. In addition, if you hold your shares in street name, you must have a proxy from the record holder of the shares to vote in person at the Annual Meeting.

Solicitation of Proxies	In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

Inspector of Election	All votes at the Annual Meeting will be counted by Computershare Investor Services, LLC, the inspector of election appointed by the directors. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Stockholder Proposals	Under applicable proxy rules, proposals of stockholders that are intended to be presented at our Annual Meeting of Stockholders in 2007 must be received by us not later than December 11, 2006 (120 days prior to the anniversary of this year’s mailing date) in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to our Amended and Restated Bylaws, in order for a proposal to be brought before an annual meeting by a stockholder, other than proposals to be included in the proxy statement, the stockholder must deliver proper notice to us not more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. For the 2007 Annual Meeting of Stockholders, notice must be delivered no sooner than January 17, 2007 and no later than February 16, 2007. Stockholders are advised to review our Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

Householding of Proxy Materials	The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281 or contact Caroline B. Ray at (480) 693-0800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Annual Report and Available Information	The annual report to stockholders accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. A copy of our annual report on Form 10-K for the year ended December 31, 2005, including financial statements but without exhibits, is available to any person whose vote is solicited by this proxy upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. Copies also may be obtained without charge through the SEC’s website at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2006, by (i) each of our directors and nominees for director, (ii) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (iii) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown, except as otherwise noted.

	Common Stock
	Beneficially Owned (1)

Name and	Number		Percent
Relationship to Company	of Shares		of Class

W. Douglas Parker Chairman of the Board, President and Chief Executive Officer	758,533	(2)	*
Alan W. Crellin Executive Vice President – Operations	—	(3)	*
J. Scott Kirby Executive Vice President – Sales and Marketing	297,411	(4)	*
Jeffrey D. McClelland Executive Vice President and Chief Administrative Officer	289,506	(5)	*
Derek J. Kerr Senior Vice President and Chief Financial Officer	121,067	(6)	*
Elizabeth K. Lanier Former Executive Vice President – Corporate Affairs and General Counsel	—		*
Jerrold A. Glass Former Executive Vice President and Chief Human Resources Officer	—		*
Bruce R. Lakefield Vice Chairman and Director	—		*
Richard A. Bartlett Director	8,333,333	(7)	10.2%
Herbert M. Baum Director	18,562	(8)	*
Richard C. Kraemer Director	39,300	(9)	*
Cheryl G. Krongard Director	—		*
Robert A. Milton Director	5,000,000	(10)	6.1%
Hans Mirka Director	—		*
Denise M. O’Leary Director	24,003	(11)	*
George M. Philip Director	—		*
Richard P. Schifter Director	23,922	(12)	*
Edward L. Shapiro Director	10,768,485	(13)	13.1%
J. Steven Whisler Director	19,695	(14)	*
All directors and executive officers as a group (22 persons)	25,914,706	(15)	30.9%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Beneficial ownership as reported in the table has been determined in accordance with SEC regulations and includes shares of our common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of January 31, 2006 and stock appreciation rights and restricted stock units that vest within 60 days of January 31, 2006. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

(2)	Includes 20,160 shares held directly and 738,373 shares underlying stock options that are exercisable within 60 days of January 31, 2006. Excludes 136,875 unvested restricted stock units held by the individual.

(3)	Excludes 40,300 unvested restricted stock units held by the individual.

(4)	Includes 4,125 shares held directly and 293,286 shares underlying stock options that are exercisable within 60 days of January 31, 2006. Excludes 40,300 unvested restricted stock units held by the individual.

(5)	Includes 8,250 shares held directly and 281,256 shares underlying stock options that are exercisable within 60 days of January 31, 2006. Excludes 40,300 unvested restricted stock units held by the individual.

(6)	Includes 1,650 shares held directly and 119,417 shares underlying stock options that are exercisable within 60 days of January 31, 2006. Excludes 15,200 unvested restricted stock units held by the individual.

(7)	Includes the 8,333,333 shares held by Eastshore Aviation, LLC, as to which Mr. Bartlett shares voting and investment power. Mr. Bartlett disclaims beneficial ownership of the shares held by Eastshore Aviation, LLC except to the extent of his indirect pecuniary interest in the shares. Mr. Barlett’s address is c/o Eastshore Aviation, LLC, W6390 Challenger Drive, Suite 203, Outagamie Airport, Appleton WI 54914.

(8)	Includes 2,062 shares held directly and 16,500 shares underlying stock options that are exercisable within 60 days of January 31, 2006.

(9)	Includes 15,378 shares held directly and 23,922 shares underlying stock options that are exercisable within 60 days of January 31, 2006.

(10)	Includes the 5,000,000 shares held by ACE Aviation Holdings Inc. Mr. Milton is Chairman, President and Chief Executive Officer of ACE Aviation Holdings, Inc. Mr. Milton disclaims beneficial ownership of the shares held by ACE Aviation Holdings, Inc. Mr. Milton’s address is c/o US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe Arizona 85281.

(11)	Includes 1,318 shares held directly and 22,685 shares underlying stock options that are exercisable within 60 days of January 31, 2006.

(12)	Consists entirely of shares underlying stock options that are exercisable within 60 days of January 31, 2006.

(13)	Includes 10,768,485 shares held by Par Investment Partners, L.P. Mr. Shapiro is a Vice President of PAR Capital Management, Inc. PAR Capital Management, Inc. is the general partner of PAR Group, L.P., which is the general partner of PAR Investment Partners, L.P. Mr. Shapiro disclaims beneficial ownership of all of these shares. Mr. Shapiro’s address is c/o US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe Arizona 85281.

(14)	Includes 309 shares held directly, 412 shares held indirectly through a revocable family trust and 18,974 shares underlying stock options that are exercisable within 60 days of January 31, 2006.

(15)	Includes 24,158,163 shares held directly, including the shares beneficially owned by Messrs. Bartlett, Milton and Shapiro, as to which beneficial ownership is disclaimed, 412 shares held by a trust for which a director is a trustee and 1,756,131 shares underlying stock options that are exercisable within 60 days of January 31, 2006. Excludes 315,375 unvested restricted stock units held by our executive officers and directors as a group.
      The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of US Airways Group, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Number of Shares		Percent of Class

FMR Corp.	12,387,403	(1)	15.1%
82 Devonshire Street Boston, MA 02109
Wellington Management Company, LLP	11,513,146	(2)	14.0%
75 State Street Boston, MA 02109
Par Investment Partners, L.P.	10,768,485	(3)	13.1%
One International Place Suite 2401 Boston, MA 02109
Eastshore Aviation, LLC	8,333,333	(4)	10.2%
W6390 Challenger Drive, Suite 203 Appleton, WI 54924
ACE Aviation Holdings Inc.	5,000,000	(5)	6.1%
5100 de Maisonneuve Boulevard West Montreal, Quebec, Canada H4A 3T2
Pension Benefit Guaranty Corporation	4,873,484	(6)	5.9%
1200 K Street Washington, DC 20005-4026
Tudor Investment Corp.	4,806,061	(7)	5.9%
1275 King Street Greenwich, CT 06831

(1)	The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by FMR Corp. (“FMR”), reporting beneficial ownership as of December 31, 2005. According to the amended Schedule 13G, FMR has sole voting power over 783,900 of the shares and sole dispositive power over 12,387,403 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 12,099,403 of the shares; Fidelity Growth Company Fund, an investment company, is the beneficial owner of 6,866,764 of the shares; Fidelity Management Trust Company, a wholly owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is the beneficial owner of 78,600 of the shares; and Fidelity International Limited, an investment advisor, is the beneficial owner of 209,400 of the shares. FMR holds sole voting power over 783,900 of the shares and sole dispositive power over 12,387,403 shares. The amended Schedule 13G also indicates that Edward C. Johnson 3d, the Chairman of FMR, has sole dispositive power over 12,387,403 of the shares. The amended Schedule 13G reports that the number of shares owned includes 953,368 shares of common stock resulting from the assumed conversion of

$23,000,000 principal amount of US Airways Group 7% Senior Convertible Notes due 2020 issued on September 30, 2005 (41.4508 shares of common stock for each debenture).

(2)	The amount shown and the following information is derived from the Amendment No. 1 to the Schedule 13G filed by Wellington, reporting beneficial ownership as of December 30, 2005. According to the amended Schedule 13G, Wellington, a registered investment advisor, has shared voting power over 8,124,961 of the shares and shared dispositive power over 11,513,146 shares.

(3)	The amount shown and the following information is derived from the Schedule 13D filed by Par, reporting beneficial ownership as of September 27, 2005. According to the Schedule 13D, Par has sole voting and dispositive power over 10,768,485 of the shares. Par Group, L.P. holds sole voting and dispositive power over 10,768,485 of the shares. Par Capital Management, Inc. (“Par Capital Management”) holds sole voting and dispositive power over 10,768,485 of the shares. The Schedule 13D identifies Paul A. Reeder, III as the President and sole director of PAR Capital Management and each of Frederick S. Downs, Jr., Arthur G. Epker, III and Edward L. Shapiro as a Vice President of Par Capital Management.

(4)	The amount shown and the following information is derived from the Schedule 13D filed by Eastshore, reporting beneficial ownership as of September 27, 2005. According to the Schedule 13D, Eastshore holds shared voting and dispositive power over the 8,333,333 shares. Geoffrey T. Crowley, William P. Jordan, Patrick J. Thompson, Richard A. Bartlett, Jerry M. Seslowe and John C. Shaw, each of whom is a member and a director of Eastshore, each hold shared voting and dispositive power over all of the shares. Each of these individuals disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(5)	The amount shown and the following information is derived from the Schedule 13D filed by ACE, reporting beneficial ownership as of September 27, 2005. According to the Schedule 13D, ACE holds sole voting and dispositive power over the 5,000,000 shares. The Schedule 13D identifies that Robert A. Milton is the Chairman, President and Chief Executive Officer of ACE.

(6)	The Pension Benefit Guaranty Corporation (the “PBGC”) received these shares pursuant to our plan of reorganization. Under the plan of reorganization, the PBGC was entitled to receive 70% of the 6,962,121 shares of US Airways Group common stock to be issued to unsecured creditors other than the Air Line Pilots Association within five business days of our emergence from bankruptcy. The amount shown and the following information is derived from the Amendment No. 1 to the Schedule 13G filed by the PBGC reporting beneficial ownership as of September 28, 2005. According to the amended Schedule 13G, the PBGC holds sole voting power over the 4,873,484 shares and no dispositive power over the shares.

(7)	The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by Tudor, reporting beneficial ownership as of December 31, 2005. According to the amended Schedule 13G, Tudor has shared voting and dispositive power over 4,410,108 of the shares. Paul Tudor Jones, II, is the beneficial owner of 4,806,061 of the shares; Tudor Proprietary Trading, L.L.C. is the beneficial owner of 395,953 of the shares; The Tudor BVI Global Portfolio Ltd. is the beneficial owner of 737,177 of the shares; The Raptor Global Portfolio Ltd. Is the beneficial owner of 3,638,404 of the shares and The Altar Rock Fund L.P. is the beneficial owner of 34,527 of the shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

Election of Directors	The Board of Directors currently consists of 13 members. All of the directors were appointed on September 27, 2005 pursuant to the terms of the merger agreement, except Richard A. Bartlett, Robert A. Milton and Edward L. Shapiro, who were appointed on September 29, 2005 pursuant to the terms of the stockholder’s agreements with Eastshore, ACE and Par, respectively. All directors are also directors of our principal operating subsidiaries, America West Airlines, Inc. (“AWA”) and US Airways. Each of the nominees is currently a director of US Airways Group, and there are no family relationships among the directors and executive officers.

The Corporate Governance and Nominating Committee of our Board of Directors reviewed the director nominees with respect to their independence and general qualifications. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Herbert M. Baum, Richard C. Kraemer and Cheryl G. Krongard to serve as directors in Class I. Hans Mirka, currently a director in Class I, informed us on March 21, 2006 that he did not intend to stand for re-election at the Annual Meeting, and the Board of Directors is not proposing a fourth nominee for election as a director in Class I at this time. Mr. Mirka will continue to serve as a director until the Annual Meeting.

If re-elected as a director at the Annual Meeting, each of the nominees would serve a three-year term expiring at the 2009 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. In addition, if each of these nominees is elected, the Board will consist of twelve members divided into three classes as follows: four members in Class II (terms expiring in 2007), five members in Class III (terms expiring in 2008) and three members in Class I (terms expiring in 2009). Class I will consist of three directors while the Corporate Governance and Nominating Committee seeks an appropriate candidate to fill the vacant seat. Stockholders may only vote their shares to elect three persons as directors in Class I at the 2006 Annual Meeting of Stockholders.

Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of the substitute nominee or nominees), or allow the vacancies to remain open until a suitable candidate or candidates are located.

Ms. Krongard has served as a director of US Airways Group since 2003. Messrs. Baum and Kraemer have served as directors of US Airways Group since September 27, 2005, the effective date of the merger, and will stand for election as directors of US Airways Group for the first time at this year’s annual meeting.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect Herbert M. Baum, Richard C. Kraemer and Cheryl G. Krongard as directors in Class I for a three-year term expiring at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Directors and Director Nominees	Set forth below is certain information as of January 31, 2006, regarding our director nominees and directors, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Director Nominees	The three director nominees are listed below.

Herbert M. Baum (Class I) (Audit, and Compensation and Human Resources Committees)	Mr. Baum retired as Chairman of the Board, President and Chief Executive Officer of the Dial Corporation, a manufacturer and marketer of consumer products, in April 2005. Mr. Baum has served as a director of America West Holdings and AWA since 2003 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Mr. Baum served as President and Chief Operating Officer of Hasbro, Inc., a manufacturer and marketer of toys, from January 1999 to August 2000. Mr. Baum also served as Chairman and Chief Executive Officer of Quaker State Corporation, a producer and marketer of motor oils and lubricants, from 1993 to 1999. From 1978 to 1992, Mr. Baum was employed by Campbell Soup Company, a manufacturer and marketer of food products, and, in 1992, was named President of Campbell — North and South America. Mr. Baum also is a director of Meredith Corporation, PepsiAmericas, Inc. and Playtex Products. He also serves on the Board of Directors of the International Swimming Hall of Fame, Petsmart Charities Inc. and the Arizona Humane Society. Age 69.

Richard C. Kraemer (Class I) (Audit, Compensation and Human Resources, and Corporate Governance and Nominating Committees)	Mr. Kraemer is President of Chartwell Capital, Inc., a private investment company, and has served as a director of America West Holdings and AWA since 1992 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. From October 1985 until March 1996, he served as President of UDC Homes Inc. Mr. Kraemer also served as a director of UDC from 1980 until March 1996 and as its Chief Executive Officer from October 1994 until March 1996. Age 62.

Cheryl G. Krongard (Class I) (Compensation and Human Resources Committee)	Ms. Krongard retired in 2004 as a Senior Partner of Apollo Management, L.P. Ms. Krongard was the Chief Executive Officer of Rothschild Asset Management from 1994 to April 15, 2000. She served as Senior Managing Director for Rothschild North America from 1994 until 2000. She serves on the Board of Directors of the Iowa State University Foundation and is a lifetime governor elected in 1997. Ms. Krongard is also a member of the Dean’s Advisory Council, Iowa State University College of Business, and a Trustee of the Mount Sinai Medical Center. Ms. Krongard also serves as a director of Educate, Inc., a publicly traded company engaged in tutoring and learning (formerly Sylvan Learning) and as a director of Legg Mason, Inc. a publicly traded company engaged in asset management. Ms. Krongard has served as a director of US Airways Group and US Airways since 2003 and as a director of America West Holdings and AWA since September 27, 2005. Age 50.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Continuing Directors	The nine directors whose terms will continue after the Annual Meeting and will expire at the 2007 Annual Meeting (Class II) or the 2008 Annual Meeting (Class III) are listed below.

Denise M. O’Leary (Class II) (Audit and Compensation and Human Resources Committees)	Ms. O’Leary has been a private investor in early stage companies since 1996. Ms. O’Leary has served as a director of America West Holdings and AWA since 1998 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. From 1983 until 1996, she was employed at Menlo Ventures, a venture capital firm, first as an Associate and then as a General Partner. Ms. O’Leary serves as a director of Chiron Corporation and Medtronic, Inc. Additionally, she is a member of the Board of Trustees of Stanford University, the Board of Directors of Stanford Hospital and Clinics and the Board of Directors of the Lucile Packard Children’s Hospital. Age 48.

George M. Philip (Class II) (Audit and Corporate Governance and Nominating Committees)	Mr. Philip has served as the Executive Director of the New York State Teachers’ Retirement System since 1995. He has also served as Chief Investment Officer of the New York State Teachers’ Retirement System since 1992. Mr. Philip served as the Assistant Executive Director of the New York State Teachers’ Retirement System from 1992 to 1995 and as Chief Real Estate Investment Officer from 1988 to 1992. Mr. Philip has served in various positions with the New York State Teachers’ Retirement System from 1971. Mr. Philip is the past President of the Executive Committee of the National Council on Teacher Retirement. He also served as past Chair of the Council of Institutional Investors. Mr. Philip also serves as Chair of the University of Albany Council, Vice Chair of the St. Peter’s Hospital Board of Directors, Chair of the Catholic Health East Investment Committee, and Chair of the St. Peter’s Hospital Investment Committee. Mr. Philip serves on the NYSE Pension Managers Advisory Committee and the State Academy of Public Administration. He is a past member of the Board of Directors of the Saratoga Performing Arts Center. Mr. Philip has served as a director of US Airways Group and US Airways since 2004 and as a director of America West Holdings and AWA since September 27, 2005. Age 58.

Richard P. Schifter (Class II) (Corporate Governance and Nominating, Finance and Labor Committees)	Mr. Schifter is a partner of Texas Pacific Group, an investment firm that he joined in July 1994. Mr. Schifter has served as a director of America West Holdings and AWA since 1994 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Mr. Schifter also is a Managing Partner of Newbridge Latin America Fund, L.P., a private equity fund. Mr. Schifter serves as a director of Gate Gourmet International, Grupo Milano, S.A., Bristol Group, Productora de Papel, S.A. de C.V. (Proposa), Empresas Chocolates La Corona, S.A. de C.V. (La Corona) and Diveo Broadband Networks, Inc. Age 52.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

J. Steven Whisler (Class II) (Corporate Governance and Nominating and Finance Committees)	Mr. Whisler is Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, and has served as a director of America West Holdings and AWA since 2001. Mr. Whisler became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Mr. Whisler has served as Chairman of Phelps Dodge since May 2000 and as Chief Executive Officer since January 2000. He served as President from December 1997 until November 2003. From December 1997 until January 2000, Mr. Whisler served as Chief Operating Officer of Phelps Dodge. From 1991 until 1998, Mr. Whisler served as President of Phelps Dodge Mining Company, a division of Phelps Dodge. Mr. Whisler serves as a director of Phelps Dodge and Burlington Northern Santa Fe Corporation. Age 51.

W. Douglas Parker (Class III) (Labor Committee)	Mr. Parker has served as Chairman of the Board, President and Chief Executive Officer of US Airways Group and US Airways since September 27, 2005, the effective date of the merger. Mr. Parker has served as Chairman of the Board, President and Chief Executive Officer of America West Holdings and as Chairman of the Board and Chief Executive Officer of AWA since September 2001, and has served as a director of America West Holdings and AWA since 1999. Mr. Parker joined America West Holdings as Senior Vice President and Chief Financial Officer in June 1995. He was elected President of AWA in May 2000 and Chief Operating Officer of AWA in December 2000. Mr. Parker serves on the Board of Directors of Clear Channel Outdoor. Age 44.

Bruce R. Lakefield (Class III) (Finance and Labor Committees)	Mr. Lakefield served as President and Chief Executive Officer of US Airways Group and US Airways from April 2004 until completion of the merger and has served as a director of US Airways Group and US Airways since 2003. Since the merger, Mr. Lakefield has served as Vice Chairman of the Board of US Airways Group, US Airways, America West Holdings and AWA. Mr. Lakefield served as Chairman and Chief Executive Officer of Lehman Brothers International from 1995 until 1999. He has served as a Senior Advisor to the Investment Policy Committee of HGK Asset Management from 2000 until April 2004. Mr. Lakefield serves as a member of the board of directors of Magic Media, Inc. and Constellation, PLC. Age 62.

Richard A. Bartlett (Class III) (Finance Committee)	Mr. Bartlett serves as a managing director and principal of Resource Holdings Ltd., which is a merchant banking firm in New York City. Mr. Bartlett has worked at Resource Holdings Ltd. in various positions since 1985. Mr. Bartlett is also one of the owners of Eastshore Aviation, LLC. Mr. Bartlett became a member of the Board of US Airways Group, US Airways, America West Holdings and AWA on September 29, 2005 pursuant to the stockholder agreement with Eastshore. Mr. Bartlett serves on the board of several private companies, including Air Wisconsin Airlines Corporation, where he is a significant stockholder as well. Age 48.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Robert A. Milton (Class III) (Labor Committee)	Mr. Milton has served as Chairman, President and Chief Executive Officer of ACE Aviation Holdings Inc. since September 2004. Mr. Milton became a member of the Board of US Airways Group, US Airways, America West Holdings and AWA on September 29, 2005 pursuant to the stockholder agreement with ACE. ACE is the parent holding company under which the reorganized Air Canada and separate legal entities such as Aeroplan, Air Canada Jazz, Air Canada Technical Services, Air Canada Cargo, Air Canada Groundhandling, Destina.ca and Touram (Air Canada Vacations) are held. Mr. Milton, who is also Chairman of Air Canada, held the position of President and Chief Executive Officer of Air Canada from August 1999 until December 2004. Mr. Milton joined Air Canada in 1992 on a consulting basis. He was appointed as Executive Vice President and Chief Operating Officer of Air Canada in 1996. Mr. Milton was a director and the Chief Executive Officer of Air Canada when it applied for and received ancillary relief under section 304 of the U.S. bankruptcy code in respect of reorganization proceedings under Canadian law on April 1, 2003. Air Canada emerged from these proceedings on September 30, 2004. Prior to joining Air Canada he was a founding partner in Air Eagle Holdings Inc. and an independent commercial aviation consultant to British Aerospace. Mr. Milton has served as Chair of the International Air Transport Association’s Board of Governors since June 2005. Age 45.

Edward L. Shapiro (Class III) (Compensation and Human Resources and Finance Committees)	Mr. Shapiro is a Vice President and partner at Par Capital Management, Inc. He joined Par Capital Management in 1997. Mr. Shapiro served as Vice President of Wellington Management Company from 1990 to 1997. Mr. Shapiro became a member of the Board of US Airways Group, US Airways, America West Holdings and AWA on September 29, 2005 pursuant to the stockholder agreement with Par. Mr. Shapiro has served as a member of the Board of Directors of Cebridge Communications, a private cable system operator, since January 2003 and Legend Films, a private film colonization company, since 2004. Mr. Shapiro also has served on the Children’s Hospital Boston Trust Board since November 2004. Age 40.

INFORMATION ABOUT THE COMPANY’S BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE

Corporate Governance Guidelines	Our Board of Directors has adopted Corporate Governance Guidelines to facilitate our mission and to set forth general principles and policies by which the Board of Directors will manage its affairs. The Governance Guidelines are reviewed annually by the Corporate Governance and Nominating Committee. The Governance Guidelines are summarized below, and the full text of the Governance Guidelines are posted on our website at www.usairways.com. We will also provide a copy of the Governance Guidelines to stockholders upon request.

Board Purpose and Structure	Our Board of Directors establishes the broad policies of the Company and is responsible for the overall performance of the Company. If each of the nominees for election as a director is elected, the Board of Directors will consist of twelve members divided into three classes as follows: four in Class II (terms expiring in 2007), five in Class III (terms expiring in 2008) and three in Class I (terms expiring in 2009). Each member of the Board of Directors also is a member of the Board of Directors of US Airways, America West Holdings and AWA.

Board Meetings	The Board of Directors conducts its business through meetings of the full Board and through committees of the Board of Directors. During 2005, our Board of Directors held fifteen regular and special meetings, of which thirteen were meetings held by our pre-merger Board of Directors and the remaining two meetings were held by the Board as constituted following our merger with America West Holdings.

In 2005, each incumbent director attended at least 75% of the meetings of the Board held during the period for which he or she has been a director and of the committees on which he or she served, except for Mr. Milton, who attended 67% of such meetings due to an inability to attend one Labor Committee meeting.

Board Committees	The Board of Directors currently has five standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Labor Committee. Each of these committees was constituted, and adopted a new charter, in September 2005 following the merger. Upon the election of directors at the Annual Meeting, the Board of Directors will nominate members to serve on our committees until the annual meeting in 2007.

Prior, to the merger, US Airways Group had six standing committees: the Audit Committee, the Human Resources Committee, the Corporate Governance and Nominating Committee, the Strategy and Finance Committee, the Safety Committee and the Social Responsibility Committee. Each of these committees had a charter, and each was dissolved at the time of the merger.

The Audit Committee currently is comprised of four non-employee directors, Ms. O’Leary (Chair) and Messrs. Baum, Kraemer and Philip. In 2005, prior to the merger, the Audit Committee met eight times. Following the merger and through the end of fiscal 2005, the newly constituted committee met two times. The Audit Committee oversees our internal accounting function and oversees and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. A copy of the

Audit Committee charter is available on our web site at www.usairways.com and is attached to this Proxy Statement as Appendix A. We will also provide a copy of the charter to stockholders upon request.

The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of SEC regulations, NYSE listing standards and our Governance Guidelines and have accounting and related financial management expertise within the meaning of NYSE listing standards. In addition, the Board of Directors has determined that Ms. O’Leary, Mr. Kraemer and Mr. Philip are qualified as audit committee financial experts within the meaning of SEC regulations.

The Compensation and Human Resources Committee currently is comprised of five non-employee directors, Messrs. Baum (Chair), Kraemer and Shapiro, Ms. Krongard and Ms. O’Leary. In 2005, prior to the merger, the Human Resources Committee met six times. Following the merger and through the end of fiscal 2005, the newly constituted Compensation and Human Resources Committee met two times. The Compensation and Human Resources Committee reviews and approves the compensation for our executive officers. The Compensation and Human Resources Committee also administers our 2005 Equity Incentive Plan and other employee benefit plans. A copy of the Compensation and Human Resources Committee Charter is available on our web site at www.usairways.com. We will also provide a copy of the charter to stockholders upon request.

The Board of Directors has determined that all members of the Compensation and Human Resources Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines, and are outside directors within the meaning of Section 162(m) of the Internal Revenue Code.

The Corporate Governance and Nominating Committee currently is comprised of four non-employee directors, Messrs. Kraemer (Chair), Philip, Schifter and Whisler. In 2005, prior to the merger, the Corporate Governance and Nominating Committee did not meet. Following the merger through the end of fiscal 2005, the newly constituted committee met one time. The Corporate Governance and Nominating Committee oversees all aspects of our corporate governance functions on behalf of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board the selection of director nominees, reviewing and assessing our Governance Guidelines and overseeing the monitoring and evaluation of our corporate governance practices. The Corporate Governance and Nominating Committee’s role includes oversight of the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance. A copy of the Corporate Governance and Nominating Committee charter is available on our web site at www.usairways.com. We will also provide a copy of the charter to stockholders upon request.

The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines.

The Finance Committee currently is comprised of six non-employee directors, Messrs. Whisler (Chair), Bartlett, Lakefield, Mirka, Schifter and Shapiro. Since its creation in September 2005 through the end of fiscal year 2005, the Finance Committee met two times. The Finance Committee assists the Board of Directors through oversight of our financial affairs, and recommends to the

Board financial policies and courses of action, including operating and capital budgets, to accommodate our goals and operating strategies while maintaining a sound financial condition.

The Labor Committee currently is comprised of Messrs. Parker (Chair) and Lakefield and two non-employee directors, Messrs. Milton and Schifter. The newly created Labor Committee met one time in 2005. The Labor Committee meets with representatives of our labor organizations to discuss issues, ideas and concerns related to the labor organizations.

Presiding Director of Board Meetings in Executive Session	Pursuant to the Governance Guidelines and NYSE listing standards, our non-management directors meet in executive session without the presence of management on a regular basis. The Chairman of the Corporate Governance and Nominating Committee serves as the Chairman of these executive sessions.

Annual Meeting Attendance	We do not have a policy regarding our director’s attendance at our Annual Meetings, and members of the Board of Directors are not required to attend. Due to our prior bankruptcy proceedings, this is our first Annual Meeting since the Annual Meeting of Stockholders held on May 19, 2004.

Director Independence	The Governance Guidelines contain standards for determining director independence that meet or exceed the existing listing standards adopted by the SEC and NYSE. A copy of the Governance Guidelines is available on our web site at www.usairways.com. In addition, a copy of the Governance Guidelines is available upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281.

The Governance Guidelines define an “independent” director as one who:

•	the Board has affirmatively determined not to have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company);

•	is not a member of management or an employee of the Company and has not been a member of management or an employee of the Company for a minimum of three years;

•	is not, and in the past three years has not been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate);

•	is not, and in the past three years has not been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director;

•	has no immediate family members meeting the descriptions set forth in the above bullets; and

•	satisfies any additional requirements for independence promulgated from time to time by the NYSE.

The Governance Guidelines also note that the Board will also consider all other relevant facts and circumstances, including issues that may arise as a result of any director compensation (whether direct or indirect), any charitable contributions by the Company to organizations with which a director is affiliated and any consulting arrangement between the Company and a director. The Corporate Governance and Nominating Committee reports annually to the full Board on these matters.

Pursuant to the Governance Guidelines, the Corporate Governance and Nominating Committee and the Board of Directors undertook their annual review of director independence in September 2005. During this review, the Committee and the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family, and the Company and our subsidiaries and affiliates. The Committee and the Board of Directors also examined transactions and relationships between directors or their affiliates, and members of our senior management or their affiliates. As provided in the Governance Guidelines, the purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that a director is independent.

Based on this review, the Board of Directors affirmatively determined that all of our directors are independent of us and our management under the standards set forth in the Governance Guidelines and under the NYSE listing standards, except for Mr. Parker, our Chairman, President and Chief Executive Officer, Mr. Lakefield, our Vice- Chairman, Mr. Bartlett and Mr. Milton.

Director Nominees	The Corporate Governance and Nominating Committee has a policy of considering candidates for membership to the Board of Directors that are nominated by stockholders in the same manner as candidates recommended by members of the Board of Directors.

Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information and business qualifications to Richard C. Kraemer, Chairman of the Corporate Governance and Nominating Committee, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee if nominated by the Corporate Governance and Nominating Committee and to serve as a director if elected.

In accordance with the Corporate Governance and Nominating Committee charter, a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board and provide the skills and expertise appropriate to best serve the long-term financial interests of our stockholders. All qualified submissions are reviewed by the Corporate Governance and Nominating Committee at the next appropriate meeting.

In accordance with NYSE listing standards, we ensure that at least a majority of our Board of Directors is independent under the NYSE definition of independence, and that the members of the Board of Directors as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees.

If a stockholder wishes the Corporate Governance and Nominating Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our Amended and Restated Bylaws require that written recommendations be received by us no sooner than 120 and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2007 Annual Meeting of Stockholders, notice must be delivered no sooner than January 17, 2007 and no later than February 16, 2007.

All of the current nominees for director in Class I recommended for election by the stockholders at the 2006 Annual Meeting are current members of the Board. In evaluating candidates for director, the Corporate Governance and Nominating Committee uses the qualifications described above, and evaluates stockholder candidates in the same manner as candidates from all other sources. Based on the Corporate Governance and Nominating Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their prior performance as directors, the Corporate Governance and Nominating Committee determined to recommend each director for re-election. The Corporate Governance and Nominating Committee has not received any nominations from stockholders for the 2006 Annual Meeting.

In addition, pursuant to their respective stockholder agreements, ACE, Eastshore and Par each have the right to designate one individual to serve on the Board of Directors, and we have agreed to nominate that individual for election as long as the conditions described below are met. Messrs. Milton, Bartlett and Shapiro, each of whom is currently a director in Class III, are the individuals designated by ACE, Eastshore and Par, respectively, following the merger. The ACE stockholders agreement provides that (i) for so long as ACE holds at least 66.67% of the number of shares of US Airways Group common stock acquired pursuant to its investment agreement (the “ACE director threshold”), ACE will be entitled to designate a director nominee for successive three-year terms, and (ii) if ACE falls below the ACE director threshold, ACE will cause its director designee to resign from the Board of Directors. The Eastshore and Par stockholders agreements provide that (i) for so long as the respective entity holds at least 35% of the number of shares of US Airways Group common stock acquired pursuant to its stockholder agreement (the “designating investor threshold”), that entity will be entitled to designate a director nominee for successive three-year terms, and (ii) if either entity falls below the designating director threshold, the designee of that entity will serve the remainder of that designee’s term as a director, but that entity will no longer have the right to designate a director nominee under the stockholders agreement.

Stockholder Communications with the Board and Non-Management Directors	Stockholders may communicate directly with any of our senior managers, our General Counsel, the independent members of the Board of Directors or any Chairman of a Board Committee, including the Chairman of executive sessions of non-management directors, by writing directly to those individuals at our principal executive office (111 West Rio Salado Parkway, Tempe, Arizona 85281). Stockholder communications related to director candidate recommendations should be directed to Mr. Kraemer, the Chairman of the Corporate Governance and Nominating Committee. In addition, any stockholder or employee who has any concerns related to our financial or accounting practices may communicate those concerns directly to Ms. O’Leary, the Chairman of the Audit Committee.

Board Self- Evaluation	The Corporate Governance and Nominating Committee conducts a periodic assessment of the performance of the Board of Directors, including Board Committees, and provides the results to the full Board for discussion. The purpose of the review is to increase the effectiveness of our Board of Directors as a whole and of each of our committees. The assessment includes evaluation of the Board of Directors and each Committee’s contribution as a whole, specific areas in which the Board of Directors, the Committee and/or management believe better contributions could be made, and overall Board and Committee composition and makeup. The Corporate Governance and Nominating Commit-

tee also annually considers and assesses the independence of directors, including whether a majority of the Board of Directors continues to be independent in both fact and appearance, within the meaning prescribed by our Governance Guidelines, NYSE listing standards and SEC regulations.

Code of Ethics	All of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and our directors are required by our Code of Business Conduct and Ethics (“Code of Ethics”) to conduct our business in the highest legal and ethical manner. Our Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of SEC Regulation S-K. Our Code of Ethics also meets the requirements of a code of business conduct and ethics under NYSE listing standards. The full text of our Code of Ethics is available on our web site at www.usairways.com under the links “About US Airways — Investor Relations — Corporate Governance.” We will also provide a copy of our Code of Ethics to stockholders upon request. We intend to post amendments to or waivers from the Code of Ethics as required by applicable rules at this location on our web site.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Retirement Policy	Under the Governance Guidelines, the Board has adopted a mandatory retirement age for all non-employee directors so that no non-employee director will be nominated to stand for reelection to the Board after attaining age 72.

Compensation of Directors	Our non-employee directors currently receive the following compensation for their Board service.

Annual Retainer	$20,000

Annual Committee Chair Retainer (other than Audit)	$4,000

Audit Committee Chair Retainer	$10,000

Attendance Fees	$1,000 for each Board or committee meeting attended.

2005 Equity Incentive Plan Grants	Beginning on January 1, 2006, each new non-employee director automatically receives a grant of 4,125 options exercisable for shares of our common stock at the Fair Market Value (as defined in the 2005 Equity Incentive Plan) per share on the date of grant on the date of initial election or appointment to the Board. Each option is fully vested on the date of grant. The current members of the Board of Directors did not receive this grant because they were all appointed to the Board prior to January 1, 2006.

On the date of each annual meeting of stockholders, each non-employee director receives an annual grant of 4,125 options exercisable for shares of our common stock at the Fair Market Value (as defined in the 2005 Equity Incentive Plan) per share on the date of grant. If the director has not been serving as a non-employee director since the last annual meeting, the number of shares subject to the award is reduced pro rata for each full month prior to the grant date that the individual did not serve as a director. Each option is fully vested on the date of grant.

Travel Benefits	Our non-employee directors and their immediate family members, including dependant children, are provided free transportation on AWA and US Airways, along with reimbursement for federal and state income taxes in connection with that travel. Non-employee directors are also granted a limited number of passes for free transportation on AWA and US Airways (along with reimbursement of taxes) that they may distribute to family and non-family members. In 2005, 11 non-employee directors or their immediate family members used these transportation benefits, resulting in an aggregate value to these non-employee directors of approximately $60,422 (including reimbursement of estimated taxes incurred in connection with that travel).

Prior to the completion of the merger, non-employee directors of US Airways Group and US Airways received the following compensation for their Board service.

Annual Retainer	$12,000

Annual Committee chair Retainer (other than Audit and Human Resources)	$5,000

Audit Committee & Human Resources Committee Chair Retainers	$10,000

Attendance at Quarterly Board meetings	$5,000

Attendance at Board Meetings (beyond quarterly scheduled meetings)	$2,000

Attendance at Audit Committee Meetings	$2,000

Attendance at all other meetings	$1,000

Equity Grants	On the first business day following each annual meeting of stockholders, non-employee directors received an annual grant of 5,000 stock options and $10,000 of deferred stock units. Because US Airways Group did not hold an annual meeting in 2005, no grants were made to non-employee directors in 2005. All outstanding options and deferred stock units were cancelled on September 27, 2005 upon effectiveness of our plan of reorganization.

Travel Benefits	US Airways Group’s non-employee directors and their immediate family members, including dependant children, were provided free transportation on US Airways, along with reimbursement for federal and state income taxes in connection with that travel. Non-employee directors were also granted a limited number of passes for free transportation on US Airways (along with reimbursement of taxes) that they could distribute to family and non-family members.

Prior to completion of the merger, non-employee directors of America West Holdings and AWA received the following compensation for their Board service.

Annual Retainer	$20,000

Annual Committee Chair Retainer (other than Audit)	$4,000

Audit Committee Chair Retainer	$10,000

Attendance Fees	$1,000 for each Board or committee meeting attended.

Equity Grants	Upon initial election or appointment to the Board, each non-employee director received an option exercisable for 10,000 shares of America West Holdings Class B common stock.

On the date following each annual meeting of stockholders, non-employee directors also received an annual grant of stock options to purchase 10,000 shares of Class B common stock of America West Holdings. The options vested six months after the date of grant, and were granted with an exercise price equal to the market value on the date of grant. In connection with the merger, all outstanding options of America West Holdings were converted into options exercisable for shares of common stock of US Airways Group, pursuant to the terms of the merger agreement.

Travel Benefits	America West Holdings’ non-employee directors and their immediate family members, including dependant children, were provided transportation on AWA and reimbursement for the estimated federal and state income taxes incurred on that travel.
      The following table sets forth the compensation that we paid to our current non-employee directors during fiscal 2005:

	Annual Retainer	Option		All Other
Name	and Meeting Fees	Grants		Compensation (4)

Bruce R. Lakefield	$8,000	—		$16,050	(5)
Richard A. Bartlett (2)	$8,000	—		$2,646
Herbert M. Baum (1)	$42,000	4,125	(3)	$840
Richard C. Kraemer (1)	$50,000	4,125	(3)	$10,693
Cheryl G. Krongard	$75,000	—		$8,081
Robert A. Milton (2)	$7,000	—		$197
Hans Mirka	$72,000	—		$5,418
Denise M. O’Leary (1)	$55,000	4,125	(3)	$943
George M. Philip	$78,000	—		$5,999
Richard P. Schifter (1)	$38,000	4,125	(3)	$11,618
Edward L. Shapiro (2)	$10,000	—		$5,321
J. Steven Whisler (1)	$44,000	4,125	(3)	$8,666

(1)	Amounts include compensation paid by America West Holdings prior to September 27, 2005.

(2)	Became a member of the Board of US Airways Group on September 29, 2005.

(3)	These stock options were granted by America West Holdings prior to the merger under the America West Holdings 2002 Incentive Equity Plan. All of the options were converted into shares of common stock of US Airways Group pursuant to the terms of the merger agreement.

(4)	Includes travel benefits and related tax reimbursements, described above, provided to members of the Board.

(5)	Includes Mr. Lakefield’s travel benefits and related tax reimbursements for the full year, as set forth in the Summary Compensation Table below; however, Mr. Lakefield did not become a non-employee director until completion of the merger on September 27, 2005.

EXECUTIVE OFFICERS
      The following table lists our executive officers as of January 31, 2006. Each of the executive officers is also an executive officer of US Airways, America West Holdings and AWA.

Name	Age	Position

W. Douglas Parker	44	Chairman of the Board, President and Chief Executive Officer
Alan W. Crellin	59	Executive Vice President – Operations
J. Scott Kirby	38	Executive Vice President – Sales and Marketing
Jeffrey D. McClelland	46	Executive Vice President and Chief Administrative Officer
Elise R. Eberwein	40	Senior Vice President – Corporate Communications
C.A. Howlett	62	Senior Vice President – Public Affairs
Derek J. Kerr	41	Senior Vice President and Chief Financial Officer
James E. Walsh III	58	Senior Vice President and General Counsel
      Set forth below is certain information as of January 31, 2006 regarding our executive officers other than W. Douglas Parker, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).
      Alan W. Crellin, Age 59. Mr. Crellin joined US Airways Group in 1988 as a result of the acquisition of Pacific Southwest Airlines. He was promoted to serve as Vice President – Ground Services of US Airways Group in 1995. Mr. Crellin served as Senior Vice President – Customer Service of US Airways Group from 2000 until his election as Executive Vice President – Operations of US Airways Group and US Airways in January 2002. Prior to joining US Airways Group, Mr. Crellin held a variety of management positions with Pacific Southwest Airlines from 1971 to 1988, including Vice President – Customer Service. Since September 27, 2005, Mr. Crellin has served as Executive Vice President – Operations of US Airways Group, US Airways, America West Holdings and AWA. Mr. Crellin is responsible for operations, including safety, flight operations, maintenance, airports and inflight services.
      J. Scott Kirby, Age 38. Mr. Kirby joined AWA as Senior Director – Schedules and Planning in October 1995. In October 1997, Mr. Kirby was elected to the position of Vice President – Planning and in May 1998, he was elected to the position of Vice President – Revenue Management. In January 2000, he was elected to the position of Senior Vice President – E-Business and Technology of AWA. He was elected as Executive Vice President – Sales and Marketing of AWA in September 2001. Mr. Kirby has served as Executive Vice President – Sales and Marketing of US Airways Group, US Airways, America West Holdings and AWA since the effective date of the merger on September 27, 2005. Mr. Kirby is responsible for revenue management, information technologies, scheduling/planning, marketing, sales, alliances, distribution and reservations.
      Jeffrey D. McClelland, Age 46. Mr. McClelland joined AWA as Senior Vice President – Operations in September 1999. He was elected Executive Vice President – Operations in September 2001 and was elected Executive Vice President and Chief Operating Officer in November 2002. Mr. McClelland has served as the Executive Vice President and Chief Administrative Officer of US Airways Group, US Airways, America West Holdings and AWA since the effective date of the merger on September 27, 2005. Mr. McClelland is responsible for finance, human resources, labor relations, legal, facilities and the wholly-owned subsidiaries PSA Airlines, Inc. and Piedmont Airlines, Inc.
      Elise R. Eberwein, Age 40. Ms. Eberwein joined AWA in September 2003 as Vice President – Corporate Communications. Prior to joining AWA, Ms. Eberwein held various communication positions for three other airlines, including Denver-based Frontier Airlines where she served as Vice President, Communications from 2000 until she joined AWA. From September 27, 2005, the effective date of the merger, through October 2005, Ms. Eberwein served as Vice President – Corporate Communications of US Airways Group, US Airways, America West Holdings and AWA. She has served as Senior Vice

President – Corporate Communications of US Airways Group, US Airways, America West Holdings and AWA since November 2005.
      C.A. Howlett, Age 62. Mr. Howlett joined AWA as Vice President – Public Affairs in January 1995. On January 1, 1997, he was elected Vice President – Public Affairs of America West Holdings. He was elected as Senior Vice President – Public Affairs of AWA and America West Holdings in February 1999. Mr. Howlett has served as Senior Vice President – Public Affairs of US Airways Group, US Airways, America West Holdings and AWA since effectiveness of the merger on September 27, 2005.
      Derek J. Kerr, Age 41. Mr. Kerr joined AWA as Senior Director – Financial Planning in April 1996. He was elected to the position of Vice President – Financial Planning and Analysis in May 1998. In February 2002, Mr. Kerr was elected Senior Vice President – Financial Planning and Analysis. He was elected as Senior Vice President and Chief Financial Officer of AWA and America West Holdings in September 2002, and has served as Senior Vice President and Chief Financial Officer of US Airways Group, US Airways, America West Holdings and AWA since the effective date of the merger on September 27, 2005.
      James E. Walsh III, Age 58. Mr. Walsh joined AWA as Senior Vice President and General Counsel in August 2004. Prior to joining AWA, Mr. Walsh was Senior Vice President and General Counsel of Fairchild Dornier Corporation. Prior to joining Fairchild in 1991, Mr. Walsh spent 12 years at American Airlines in various positions including Vice President of Purchasing & Inventory Control and later Vice President of Law. Mr. Walsh has served as Senior Vice President and General Counsel of US Airways Group, US Airways, America West Holdings and AWA since the effective date of the merger on September 27, 2005.

EXECUTIVE COMPENSATION
      The following table shows, for the years 2005, 2004 and 2003, the compensation awarded to (i) each individual who served as a Chief Executive Officer of US Airways Group in 2005, (ii) the other four most highly compensated executive officers among US Airways Group and its subsidiaries as of December 31, 2005, and (iii) two former officers of US Airways Group who would have been included in the above category had they still been serving as officers of the Company at December 31, 2005 (collectively, the “Named Executive Officers”).
Summary Compensation Table

								Long-Term Compensation

	Annual Compensation							Awards				Payouts

										Securities
								Restricted		Underlying
Name and						Other Annual		Stock		Options/		LTIP	All Other
Principal Position	Year	Salary		Bonus		Compensation		Awards (14)		SARs (19)		Payouts (21)	Compensation

W. Douglas Parker,	2005	$550,000		(6)		$81,963	(8)	$3,260,437		505,375		$1,787,500	$3,853	(22)
Chairman, President	2004	$550,000		—		$5,268	(8)	—		103,125		$687,500	$3,853
and Chief Executive	2003	$550,000		$1,000,000		$7,484	(8)	—		103,125		—	$3,741
Officer (1)
Bruce R. Lakefield,	2005	$356,173	(5)	—		$129,234	(9)	—		—		—	$1,728,066	(23)
Vice Chairman (2)	2004	$325,558	(5)	—		$41,869	(9)	$687,952	(15)	288,800	(20)	—	$46,882
	2003	$73,250	(5)	—		$4,149	(9)	$10,000	(15)	5,000	(20)	—	—
Jeffrey D. McClelland,	2005	$404,167		$344,250		$6,037	(10)	$1,025,290		206,250		$1,143,500	$10,366	(24)
Executive Vice	2004	$400,000		—		$4,161	(10)	—		117,975		$400,000	$395,216
President and Chief	2003	$360,000		$375,000		$4,948	(10)	—		49,500		—	$889,954
Administrative Officer (1)
J. Scott Kirby,	2005	$395,833		$382,500		$8,389	(10)	$1,025,290		206,250		$1,133,750	$9,861	(25)
Executive Vice	2004	$380,000		—		$6,824	(10)	—		41,250		$375,000	$9,550
President – Sales	2003	$358,333		$375,000		$6,717	(10)	—		41,250		—	$8,449
and Marketing (1)
Alan W. Crellin,	2005	$328,267		—		$199,799	(11)	$1,025,290		250,000		$253,980	$392,341	(23)
Executive Vice	2004	$346,928		—		$219,940	(11)	—		—		—	$354,550
President –	2003	$352,750		$72,915	(7)	$227,368	(11)	$1,469,530	(16)	111,600	(20)	—	$376,256
Operations (3)
Derek J. Kerr,	2005	$275,000		$135,000		$2,711	(10)	$392,360		65,937		$609,000	$8,883	(26)
Senior Vice	2004	$261,667		—		$3,145	(10)	—		55,687		$180,250	$258,733
President and	2003	$252,500		$257,061		$4,963	(10)	—		12,375		—	$501,596
Chief Financial Officer (1)
Elizabeth K. Lanier,	2005	$260,085		—		$462,547	(12)	—		—		$253,980	$2,125,129	(23)
Former Executive	2004	$345,966		—		$183,178	(12)	—		—		—	$249,732
Vice President –	2003	$284,914		$250,000		$184,492	(12)	$1,382,856	(17)	111,600	(20)	—	$267,266
Corporate Affairs and General Counsel (4)
Jerrold A. Glass,	2005	$240,548		—		$284,487	(13)	—		—		$253,980	$2,032,388	(23)
Former Executive	2004	$313,405		—		$169,581	(13)	—		—		—	$239,379
Vice President and	2003	$319,550		—		$181,174	(13)	$1,382,856	(18)	111,600	(20)	—	$270,023
Chief Human Resources Officer (4)

(1)	Compensation reflected in the above table and related footnotes for Messrs. Parker, McClelland, Kirby and Kerr for the fiscal years ended December 31, 2003 and 2004 represents compensation paid by America West Holdings. Compensation for fiscal year 2005 represents compensation paid by America West Holdings to Messrs. Parker, McClelland, Kirby and Kerr, respectively, through September 27, 2005 and compensation paid by US Airways Group to Messrs. Parker, McClelland, Kirby and Kerr, respectively, from September 27, 2005 through December 31, 2005.

(2)	Mr. Lakefield was appointed as President and Chief Executive Officer of US Airways Group and US Airways on April 19, 2004. On September 27, 2005, pursuant to the merger agreement, he resigned as Chief Executive Officer and was appointed as Vice Chairman of the Board. Mr. Lakefield no longer receives any compensation from the Company other than Board fees.

(3)	Not included in the 2005 amounts for Mr. Crellin, because they were paid in April 2006, are the following:

(i)	payments in the amount of $80,770 and $70,180 for past vacation accruals and lifetime medical benefits, respectively, which were paid pursuant to an amendment to his employment agreement in April 2006;

(ii)	a payment in the amount of $1,406,778 in settlement of his benefits under the US Airways Funded Executive Defined Contribution Plan, which is described below under “US Airways Executive Defined Contribution Plans” and which was terminated by the Compensation and Human Resource Committee in April 2006. This amount includes the contributions made to the Funded Executive Defined Contribution Plan for 2005 on behalf of Mr. Crellin, which contribution amount is included in the “All Other Compensation” column and described in footnote 23 below and includes a gross-up of $213,524 for Mr. Crellin’s tax liability related to the payment; and

(iii)	a performance award of $240,000 approved in April 2006 by the Compensation and Human Resources Committee.

(4)	Mr. Glass and Ms. Lanier terminated their employment with US Airways Group for good reason, with termination dates of September 30, 2005 and October 12, 2005, respectively.

(5)	For 2005, includes $8,000 for director fees paid to Mr. Lakefield for service as a member of the Board of Directors, which consists of fees paid for Board and committee meeting attendance. For 2004, includes $39,500 for director fees paid to Mr. Lakefield for service as a member of the Board through April 19, 2004, which consists of fees paid for Board and committee meeting attendance. For 2003, includes $73,250 for director fees paid for service as a member of the Board, which amount includes an annual retainer, fees paid for Board and committee meeting attendance, and service as Chairman of the Human Resources and Strategy and Finance Committees of the Board.

(6)	In March 2006, the Compensation and Human Resources Committee approved an incentive award for Mr. Parker of $770,000 under the annual incentive plan. Mr. Parker declined this award, and, consequently, Mr. Parker did not receive any incentive award under the annual incentive plan for 2005.

(7)	Amounts reflected for Mr. Crellin were earned in 2001 and paid in 12 monthly installments beginning in June 2002.

(8)	Amount disclosed for Mr. Parker for 2005 includes $8,000 for automobile expenses, $46,488 in income and $17,439 in related tax liability payments for club membership fees and dues, $180 for imputed income for personal use of a company cellular phone, $4,355 in income and $3,266 in tax liability payments related to personal travel provided by the Company, $1,485 in taxes paid on premiums paid by America West Holdings for term life insurance and $750 in income for reimbursement of personal financial and tax preparation fees. Amount disclosed for Mr. Parker for 2004 includes $3,783 in tax liability payments related to personal travel provided by AWA and $1,485 in taxes paid on premiums paid by America West Holdings for term life insurance. For 2003, amount disclosed for Mr. Parker includes $5,999 in tax liability payments related to personal travel provided by AWA and $1,485 in taxes paid on premiums paid by America West Holdings for term life insurance.

(9)	Amount disclosed for 2005 includes $100,663 in income and tax liability related to temporary living expenses, $16,050 in income and tax liability payments related to personal travel provided by US Airways, $5,244 for tax liability payments related to premiums paid by US Airways on a life insurance policy (as described in footnote 23). Amount disclosed for 2004 includes $29,371 for tax liability related to temporary living expenses, $9,835 in income and tax liability payments related to personal travel provided by US Airways, and $2,663 for tax liability payments related to premiums paid by US Airways on a life insurance policy. Amount disclosed for 2003 includes $4,149 in income and tax liability payments related to personal travel provided by US Airways.

(10)	For 2003, 2004 and 2005, Messrs. McClelland, Kirby and Kerr did not receive perquisites or other personal benefits in an aggregate amount in excess of the lesser of $50,000 or 10% of his annual salary. In 2004 and through October 31, 2005, each of these Named Executive Officers received an automobile allowance per America West Holdings’ policy for executive perquisites. America West Holdings also provided positive space pleasure travel benefits and reimbursement for estimated taxes in connection with such travel each year to these named executive officers. Amount disclosed for Mr. McClelland for 2005 includes $4,446 in tax liability payments related to personal travel provided by the Company and $1,591 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. McClelland for 2004 includes $2,570 in tax liability payments related to personal travel provided by AWA and $1,591 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. McClelland for 2003 includes $3,357 in tax liability payments related to personal travel provided by AWA and $1,591 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. Kirby for 2005 includes $7,550 in tax liability payments related to personal travel provided by the Company and $839 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. Kirby for 2004 includes $5,985 in tax liability payments related to personal travel provided by AWA and $839 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. Kirby for 2003 includes $5,879 in tax liability payments related to personal travel provided by AWA and $838 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. Kerr for 2005 includes $1,861 in tax liability payments related to personal travel provided by the Company and $850 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. Kerr for 2004 includes $2,295 in tax liability payments related to personal travel provided by AWA and $850 in taxes paid on premiums paid by America West Holdings for term life insurance. Amount disclosed for Mr. Kerr for 2003 includes $4,113 in tax liability payments related to personal travel provided by AWA and $850 in taxes paid on premiums paid by America West Holdings for term life insurance.

(11)	Amount disclosed for Mr. Crellin for 2005 includes $10,368 in income for moving expenses, $4,026 in tax liability related to moving expenses, $5,314 in non-taxable amount paid to a third party for moving expenses, $8,250 paid for automobile expenses, $7,180 in income and tax liability payments related to personal travel provided by US Airways, $4,538 for tax liability payments related to premiums paid by US Airways on a life insurance policy (as described in footnote 23) and $153,802 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan (as described in footnote 23). Amount disclosed for Mr. Crellin for 2004 includes $9,000 paid for automobile expenses, $7,668 in income and tax liability payments related to personal travel provided by US Airways, $4,386 for tax liability payments related to premiums paid by US Airways on a life insurance policy and $198,886 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan. Amount disclosed for Mr. Crellin for 2003 includes $9,000 paid for automobile expenses, $1,081 in income and tax liability payments related to personal travel provided by US Airways, $2,730 for tax liability payments related to premiums paid by US Airways on a life insurance policy and $214,557 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan.

(12)	Amount disclosed for 2005 includes $68,840 in income and tax liability related to temporary living expenses, $6,750 paid for automobile expenses, $19,438 in income and tax liability payments related to personal travel provided by US Airways, $1,828 for tax liability payments related to premiums paid by US Airways on a life insurance policy (as described in footnote 23) and $363,156 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan (as described in footnote 23). Amount disclosed for 2004 includes $33,908 for tax liability related to temporary living expenses, $9,000 paid for automobile expenses, $16,904 in income and tax liability payments related to personal travel provided by US Airways, $2,346 for tax liability payments related to premiums paid by US Airways on a life insurance policy and $121,020 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan. Amount disclosed for 2003 includes $30,345 for tax liability related to temporary living expenses, $6,750 paid for automobile expenses, $20,650 in income and tax liability payments related to personal travel provided by US Airways, $2,275 for tax liability payments related to premiums paid by US Airways on a life insurance policy and $124,472 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan.

(13)	Amount disclosed for 2005 includes $6,750 paid for automobile expenses, $9,782 in income and tax liability payments related to personal travel provided by US Airways, $4,189 for tax liability payments related to premiums paid by US Airways on a life insurance policy (as described in footnote 23) and $261,478 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan (as described in footnote 23). Amount disclosed for 2004 includes $710 for tax and financial planning services, $9,000 paid for automobile expenses, $11,686 in income and tax liability payments related to personal travel provided by US Airways, $2,116 for tax liability payments related to premiums paid by US Airways on a life insurance policy and $146,069 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan. Amount disclosed for 2003 includes $1,055 for tax and financial planning services, $5,250 paid for automobile expenses, $13,272 in income and tax liability payments related to personal travel provided by US Airways, $1,606 for tax liability payments related to premiums paid by US Airways on a life insurance policy and $159,991 for tax liability payments related to company contributions under the US Airways Funded Executive Defined Contribution Plan.

(14)	The aggregate number and value as of December 31, 2005, of the Named Executive Officers’ restricted stock or restricted stock unit holdings are as follows: Mr. Parker, 136,875 shares, $3,260,437; Mr. Lakefield, 0 shares, $0; Mr. Kirby, 40,300 shares, $1,025,290; Mr. McClelland, 40,300 shares, $1,025,290; Mr. Crellin, 40,300 shares, $1,025,290; Mr. Kerr, 15,200 shares, $392,360; Ms. Lanier, 0 shares, $0; and Mr. Glass, 0 shares, $0. Dividends or dividend equivalents will be paid on restricted stock or restricted stock units, respectively, if and when declared on our common stock. Except as provided otherwise in this footnote, the figures in this column reflect the value of restricted stock and restricted stock units of US Airways Group on the date of grant using the per share value of the stock on the date of grant. The portion of the restricted stock units that were granted to Messrs. Parker, Kirby, McClelland, Crellin and Kerr in connection with or following the merger do not vest until at least November 2, 2007. The figures in this column for Mr. Lakefield and Mr. Crellin for 2004 and 2003 reflect the value of restricted shares of pre-merger US Airways Group’s Class A common stock on the date of grant using the per share value of the stock on the date of grant. These shares of restricted stock held by Mr. Lakefield and Mr. Crellin were cancelled pursuant to the plan of reorganization on September 27, 2005.

(15)	Amount disclosed for 2004 reflects an award of 471,200 shares of restricted stock to Mr. Lakefield effective May 19, 2004 based on a per share value of $1.46 on the grant date, vesting 25% on each of April 19, 2005, 2006, 2007 and 2008. Amount disclosed for 2003 reflects an award of 1,362.4 deferred stock units granted to Mr. Lakefield effective July 31, 2003, under the former US Airways 2003 Nonemployee Director Deferred Stock Unit Plan, based on a per share value of $7.34 on the grant date. The deferred stock units were payable solely in cash upon termination of service as a member of the Board of Directors. The deferred stock units were entitled to dividend equivalents if any dividends were paid on the pre-merger US Airways Group Class A common stock. The shares of restricted stock and deferred stock units were cancelled pursuant to the plan of reorganization on September 27, 2005.

(16)	The amount disclosed for 2003 reflects an award of (a) 102,584 shares of restricted stock effective July 31, 2003, vesting 50% on June 30, 2005 and 50% on January 1, 2006, based on a per share value of $7.34 on the grant date, and (b) 85,816 shares of restricted stock effective October 16, 2003, vesting 100% on January 1, 2006, based on a per share value of $8.35 on the grant date. Because pre-merger US Airways Group’s Class A common stock was not listed on the grant dates, the $7.34 per share value is based on the per share value determined pursuant to the 2003 plan of reorganization and also subsequently paid in a private placement of US Airways Group’s Class A common stock in August 2003, and the $8.35 per share value is based on the weighted average trading price on the over-the-counter bulletin board for the five days preceding the grant date, due to the low trading volume on October 16, 2003. All of the shares of restricted stock granted in 2003 were cancelled pursuant to the plan of reorganization on September 27, 2005.

(17)	Amount disclosed for 2003 reflects an award of 188,400 shares of restricted stock effective July 31, 2003, vesting 50% on June 30, 2005 and 50% on January 1, 2006, based on a per share value of $7.34 on the grant date. Because pre-merger US Airways Group’s Class A common stock was not listed on the grant date, the $7.34 per share value is based on the per share value determined pursuant to the 2003 plan of reorganization and also subsequently paid in a private placement of US Airways Group’s Class A common stock in August 2003. All of the shares of restricted stock granted in 2003 were cancelled pursuant to the plan of reorganization on September 27, 2005.

(18)	The amount disclosed for 2003 reflects an award of 188,400 shares of restricted stock effective July 31, 2003, vesting 50% on June 30, 2005 and 50% on January 1, 2006, based on a per share value of $7.34 on the grant date. Because per-merger US Airways Group’s Class A common stock was not listed on the grant date, the $7.34 per share value is based on the per share value determined pursuant to the 2003 plan of reorganization and also subsequently paid in a private placement of US Airways Group’s Class A common stock in August 2003. All of the shares of restricted stock granted in 2003 were cancelled pursuant to the plan of reorganization on September 27, 2005.

(19)	Amounts shown for 2005 reflect options and stock appreciation rights granted in 2005, as described under “Option/ SAR Grants in Last Fiscal Year” below. None of the options or stock appreciation rights granted in connection with or following the merger have vested. Amounts shown for Messrs. Parker, McClelland, Kirby and Kerr reflect the number of options held after adjustment of the number of underlying shares of common stock to reflect the appropriate number of shares of common stock of US Airways Group pursuant to the terms of the merger agreement.

(20)	Amounts shown for 2003 for Mr. Crellin, Ms. Lanier and Mr. Glass reflect Class A-1 warrants of US Airways Group granted in 2003 with an exercise price of $7.42 per share. Amounts shown for 2003 for Mr. Lakefield include options exercisable for 5,000 shares of US Airways Group Class A common stock granted pursuant to the former US Airways 2003 Nonemployee Director Stock Incentive Plan. All options and warrants granted in 2003 and 2004 were cancelled pursuant to the plan of reorganization on September 27, 2005.

(21)	Payouts for 2005 for Messrs. Parker, McClelland, Kirby and Kerr resulted from long-term award opportunities granted in January 2003 under the America West Airlines Performance-Based Award Plan. Due to the transition to a three year performance period under the plan, there were two separate payouts in 2005. These payouts were based on the achievement of a Total Stockholder Return (“TSR”) ranking above the threshold ranking relative to the pre-defined competitive peer group for the second transition performance cycle that began on January 1, 2003 and ended March 31, 2005 and for the first full performance cycle that began January 1, 2003 and ended December 31, 2005 and the absence of any default under AWA’s government guaranteed loan at the end of each cycle. Payouts for 2004 resulted from long-term award opportunities granted in January 2003 under the America West Airlines Performance-Based Award Plan. These payouts were based on the achievement of a TSR ranking above the threshold ranking relative to the pre-defined competitive peer group for the first transition cycle that began on January 1, 2003 and ended March 31, 2004, and the absence of any default under AWA’s government guaranteed loan at the end of that cycle. Payouts for 2005 for Messrs. Crellin and Glass and Ms. Lanier reflect amounts received under the US Airways Long Term Incentive Plan due to the change in control (as defined in the plan) that occurred as a result of the merger. The Long Term Incentive Plan provided that upon a change in control of the Company, each participant was entitled to receive an amount with respect to each performance period that had not been completed at the time of the change in control equal to what the participant would have received with respect to that performance period had the performance factors been achieved for that period at the target level.

(22)	For 2005, reflects premiums paid by America West Holdings for term life insurance for Mr. Parker of $3,853.

(23)	As further described herein, amounts disclosed include the value of life insurance benefits for the Messrs. Lakefield, Crellin and Glass and Ms. Lanier and contributions to, and benefits accrued under, two nonqualified executive defined contribution plans. Under the US Airways life insurance plan, individual life insurance coverage is available to executive officers, with US Airways paying the premium associated with this coverage. The following amounts reflect the dollar value of premiums paid by US Airways on life insurance policies in 2005 for Messrs. Lakefield, Crellin and Glass and Ms. Lanier: Mr. Lakefield – $7,276; Mr. Crellin – $6,321; Ms. Lanier – $2,536; and Mr. Glass – $2,287. Amounts disclosed for 2005 include US Airways contributions to the US Airways Funded Executive Defined Contribution Plan and accruals under the US Airways Unfunded Executive Defined Contribution Plan, which were adopted during 2003 to replace supplemental retirement arrangements in effect before US Airways Group and US Airways’ prior bankruptcy reorganization, and which provide supplemental retirement benefits to executives. Benefits accrued under the US Airways Funded Executive Defined Contribution Plan are funded through a secular trust, whereas benefits accrued under the US Airways Unfunded Executive Defined Contribution Plan are funded solely from assets of US Airways. The following amounts reflect the value of the benefits accrued under the US Airways Unfunded Executive Defined Contribution Plan during 2005 on behalf of Messrs. Lakefield, Crellin and Glass and Ms. Lanier: Mr. Lakefield – $0; Mr. Crellin – $62,016; Ms. Lanier – $186,917; and Mr. Glass – $144,124. The following amounts reflect the value of contributions made to the US Airways Funded Executive Defined Contribution Plan during 2005 on behalf of Messrs. Lakefield, Crellin and Glass and Ms. Lanier: Mr. Lakefield – $0; Mr. Crellin – $231,696; Ms. Lanier – $501,502; and Mr. Glass – $361,090. In accordance with the terms of the employment agreement assumed in connection with the plan of reorganization and the letter agreement amending that employment agreement, upon termination of employment, Mr. Lakefield was paid a cash severance payment in the amount of $1,715,886 and $4,904 for accrued but unused vacation time, each of which is included in the 2005 amount. In accordance with the terms of the employment agreement assumed in connection with the plan of reorganization, upon termination of employment, Ms. Lanier was paid a cash severance payment in the amount of $1,031,106 and $36,632 for accrued but unused vacation time, each of which is included in the 2005 amount. In addition, Ms. Lanier was paid $867,938 in settlement of her benefits under the US Airways Funded Executive Defined Contribution Plan. This amount includes the 2005 contribution made on behalf of Ms. Lanier to the Funded Executive Defined Contribution Plan, which has been previously included in this column, as described above, and, consequently, only the difference in the two amounts is separately shown in the total in the column. In accordance with the terms of the employment agreement assumed in connection with the plan of reorganization, upon termination of employment, Mr. Glass was paid a cash severance payment in the amount of $1,040,899 and $38,463 for accrued but unused vacation time, each of which is included in the 2005 amount. In addition Mr. Glass was paid $806,615 in settlement of his benefits under the US Airways Funded Executive Defined Contribution Plan. This amount includes the 2005 contribution made on behalf of Mr. Glass to the Funded Executive Defined Contribution Plan, which has been previously included in this column, as described above, and, consequently, only the difference in the two amounts is separately shown in the total in the column. The amount shown for 2005 for Mr. Crellin also includes a payout $92,308 for unused vacation time accrued prior to 2005. Payments for prior years’ accrued and unused vacation were made to all pre-merger US Airways non-union employees as part of the integration of the non-union vacation policies of US Airways and AWA.

(24)	For 2005, reflects premiums paid by America West Holdings for term life insurance for Mr. McClelland of $4,066 and matching contributions made by America West Holdings under its 401(k) plan of $6,300.

(25)	For 2005, reflects premiums paid by America West Holdings for term life insurance for Mr. Kirby of $2,561, matching contributions made by America West Holdings for flexible spending account dependant care reimbursement of $1,000, and matching contributions made by America West Holdings under its 401(k) plan of $6,300.

(26)	For 2005, reflects premiums paid by America West Holdings for term life insurance for Mr. Kerr of $2,583 and matching contributions made by America West Holdings under its 401(k) plan of $6,300.
Stock Option and Stock Appreciation Right Grants
      US Airways Group grants stock options and stock appreciation rights to its executive officers under the 2005 Equity Incentive Plan.
      In 2005, following the merger, US Airways Group granted 2,034,000 stock appreciation rights to all eligible participants under the 2005 Equity Incentive Plan. In 2005, prior to the merger, US Airways Group did not make any award grants to executive officers. Pursuant to the plan of reorganization, all outstanding securities of US Airways Group were cancelled on September 27, 2005, the effective date of the plan of reorganization. America West Holdings granted 506,075 options prior to the merger in 2005.
      The following table sets forth information regarding the number and terms of stock options and stock appreciation rights granted to the Named Executive Officers during the fiscal year ended December 31, 2005.
Option/ SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	% of Total	Exercise		Price Appreciation for
	Underlying	Options/SARs	Price		Option/SAR Term (6)
	Options/SARs	Granted	Per	Expiration
Name	Granted	in 2005	Share	Date (5)	5%	10%

W. Douglas Parker	103,125(1)	3.6%	$12.440	03/10/2015	$806,793	$2,044,572
	206,250(2)	7.3	$20.970	08/04/2015	$2,720,009	$6,893,036
	196,000(3)	6.9	$19.300	09/27/2015	$2,378,983	$6,028,809
Bruce R. Lakefield	—	—	—	—	—	—
Jeffrey D. McClelland	41,250(1)	1.5	$12.440	03/10/2015	$322,717	$817,829
	165,000(3)	5.8	$19.300	09/27/2015	$2,002,715	$5,075,273
J. Scott Kirby	41,250(1)	1.5	$12.440	03/10/2015	$322,717	$817,829
	165,000(3)	5.8	$19.300	09/27/2015	$2,002,715	$5,075,273
Alan W. Crellin	165,000(3)	5.8	$19.300	09/27/2015	$2,002,715	$5,075,273
	85,000(4)	3.0	$27.550	11/02/2015	$1,472,714	$3,732,146
Derek J. Kerr	14,437(1)	0.5	$12.440	03/10/2015	$112,947	$286,230
	51,500(3)	1.8	$19.300	09/27/2015	$625,090	$1,584,100
Jerold A. Glass	—	—	—	—	—	—
Elizabeth K. Lanier	—	—	—	—	—	—

(1)	The indicated number represents options granted to the executives on March 10, 2005. The options were granted to the executives by America West Holdings pursuant to its 2002 Incentive Equity Plan.

In connection with the merger, these options were converted into options exercisable for shares of US Airways Group common stock. These options are fully vested pursuant to the terms of change in control agreements in effect at the time of the merger.

(2)	The indicated number represents options granted to the executive on August 4, 2005. The options were granted to the executive by America West Holdings pursuant to its 2002 Incentive Equity Plan. In connection with the merger, these options were converted into options exercisable for shares of US Airways Group common stock. The options vest as to 50% of the shares on the second anniversary of the effective date of the merger and as to 25% of the shares on each of the third and fourth anniversaries of the effective date of the merger.

(3)	The indicated number represents stock appreciation rights granted by US Airways Group to the executives on September 27, 2005 pursuant to its 2005 Equity Incentive Plan. Each stock appreciation right represents the right to receive the value of appreciation of one share of US Airways Group’s common stock in excess of the fair market value of that share on the date of grant. The stock appreciation rights vest as to 50% on September 27, 2007 and as to 25% on each of September 27, 2008 and September 27, 2009.

(4)	The indicated number represents stock appreciation rights granted by US Airways Group to the executive on November 2, 2005 pursuant to its 2005 Equity Incentive Plan. Each stock appreciation right represents the right to receive the value of appreciation of one share of US Airways Group’s common stock in excess of the fair market value of that share on the date of grant. The stock appreciation rights vest one third on each of November 2, 2006, November 2, 2007 and November 2, 2008.

(5)	The options and stock appreciation rights were granted for a term of ten years.

(6)	The potential realizable value is based on the term of the option or stock appreciation right at the time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option or stock appreciation right and that the option or stock appreciation right is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent upon the actual future performance of the common stock and no gain to the optionee is possible unless the stock price increases over the option or stock appreciation right term, which will benefit all stockholders. The closing price of our common stock on March 29, 2006, was $37.71 per share.

Option Exercises
      The following table sets forth option exercises and exercises of stock appreciation rights by the Named Executive Officers during the fiscal year ended December 31, 2005, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 2005, (ii) the number of stock appreciation rights (both exercisable and unexercisable) as of December 31, 2005 and (iii) the respective value for “in-the-money” options and stock appreciation rights, which represents the positive spread between the exercise price of existing options and stock appreciation rights and the fair market value of our common stock at December 31, 2005.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of the Unexercised
	Shares		Options at Fiscal Year-		In-the-Money Options at
	Acquired	Value	End (#)		Fiscal Year-End ($) (1)
	on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

W. Douglas Parker	—	—	748,685	402,250	$13,569,185	$6,831,703
Bruce R. Lakefield	—	—	—	—	—	—
J. Scott Kirby	—	—	295,761	165,000	$5,602,367	$2,943,600
Jeffrey D. McClelland	—	—	281,256	165,000	$4,264,494	$2,943,600
Alan W. Crellin	—	—	—	250,000	—	$3,730,000
Derek J. Kerr	—	—	119,417	51,500	$1,466,155	$918,760
Jerold A. Glass	—	—	—	—	—	—
Elizabeth K. Lanier	—	—	—	—	—	—

(1)	Based on the value obtained by subtracting the option or stock appreciation right exercise price from the closing sales price of the common stock on the NYSE on December 30, 2005 ($37.14 per share).
Long-Term Incentive Plans — Awards in Last Fiscal Year
      The following table shows, for the fiscal year ended December 31, 2005, certain information with respect to long-term incentive award opportunities granted to the Named Executive Officers under the Performance-Based Award Plan, which is administered in accordance with the 2005 Equity Incentive Plan.

			Estimated Future Payouts Under
		Performance or	Non-Stock Price-Based Plans (2)(3)
	Number of	Other Period
	Shares, Units or	Until Maturation	Below
Name	Other Rights	or Payout (1)	Threshold	Threshold	Target	Maximum

W. Douglas Parker	N/A	1/1/05 – 12/31/07	$0	$297,000	$687,500	$1,100,000
	N/A	9/27/05 – 12/31/08	$0	$297,000	$687,500	$1,100,000
Bruce R. Lakefield	—	—	—	—	—	—
Jeffrey D. McClelland	N/A	1/1/05 – 12/31/07	$0	$182,750	$425,000	$743,750
	N/A	9/27/05 – 12/31/08	$0	$182,750	$425,000	$743,750
Alan W. Crellin	N/A	9/27/05 – 12/31/06	$0	$172,000	$400,000	—
	N/A	9/27/05 – 12/31/07	$0	$172,000	$400,000	—
	N/A	9/27/05 – 12/31/08	$0	$172,000	$400,000	$700,000
J. Scott Kirby	N/A	1/1/05 – 12/31/07	$0	$182,750	$425,000	$743,750
	N/A	9/27/05 – 12/31/08	$0	$182,750	$425,000	$743,750
Derek J. Kerr	N/A	1/1/05 – 12/31/07	$0	$90,000	$210,000	$420,000
	N/A	9/27/05 – 12/31/08	$0	$90,000	$210,000	$420,000
Jerrold A. Glass	—	—	—	—	—	—
Elizabeth K. Lanier	—	—	—	—	—	—

(1)	The Performance Cycle running from January 1, 2005 to December 31, 2007 was set by the Compensation and Human Resources Committee of America West Holdings in January 2005, and was adopted by the US Airways Group Compensation and Human Resources Committee in November 2005 when it adopted the Performance-Based Award Plan as the performance-based plan for the Company and retained all currently existing Performance Cycles. The US Airways Group Compensation and Human Resources Committee also set a new Performance Cycle for all participants which runs from September 27, 2005, the effective date of the merger, to December 31, 2008. In addition, the Committee adopted two transition Performance Cycles for new participants in the plan, which run from September 27, 2005 to December 31, 2006 and from September 27, 2005 to December 31, 2007. The awards for the two new transition Performance Cycles are capped at the target level.

(2)	Payouts, if any, will be based on the achievement of a TSR ranking above the threshold ranking relative to a pre-defined competitive peer group for each Performance Cycle. Payouts may range from zero up to 200% of the target award and are based on a percentage of the Named Executive Officer’s base salary in effect on the date of the payout.

(3)	In addition to the Performance Cycle under the Performance-Based Award Plan shown in the table above, one other Performance Cycle also is pending, beginning January 1, 2004 and ending December 31, 2006.

EMPLOYMENT AND OTHER EXECUTIVE AGREEMENTS
Executive Incentive Awards in Connection with the Merger
      On August 4, 2005, Mr. Parker was granted options to purchase an aggregate of 500,000 shares of America West Holdings Class B common stock under the America West Holdings 2002 Incentive Equity Plan. The options have an exercise price of $8.65 per share, the fair market value of America West Holdings Class B common stock on the date of grant, and a ten year term and, subject to acceleration as described below, will vest as to 50% of the options on the second anniversary of the effective time of the merger and as to 25% on each of the third and fourth anniversaries of the effective time of the merger. In connection with the merger, each option was converted into an option to purchase the number of shares of US Airways Group common stock that is equal to the product of the number of shares of America West Holdings common stock that could have been purchased before the merger upon exercise of the option multiplied by 0.4125 and rounded to the nearest whole share, at an exercise price per share equal to the exercise price per share of the option immediately prior to the merger divided by 0.4125.
      In connection with the transactions contemplated by the merger agreement and to provide incentives for the senior executive team to continue to work for the success of US Airways Group, the Compensation and Human Resource Committee of the board of directors of America West Holdings and other parties as required by the merger agreement approved an incentive plan for former America West Holdings executive officers who became executive officers of US Airways Group following the merger, including Mr. Parker. The incentive plan also applies to certain executive officers of pre-merger US Airways Group with equivalent ranks who remained executive officers of US Airways Group following the merger, and the bankruptcy court approved it as part of the plan of reorganization. The various components of the incentive plan are as follows:

•	Upon the completion of the merger, stock appreciation rights were granted by the Board of Directors and Compensation and Human Resources Committee of US Airways Group pursuant to the 2005 Equity Incentive Plan as follows: Mr. Parker, 196,000; each executive vice president, 165,000; and each senior vice president, 51,500. Each stock appreciation right represents the right to receive the value of appreciation of one share of US Airways Group common stock in excess of the fair market value of that share on the date of grant. Subject to acceleration as described below, 50% of the stock appreciation rights granted upon the completion of the merger will vest on the second anniversary of the effective time of the merger and 25% will vest on each of the third and fourth anniversaries of the effective time of the merger. The stock appreciation rights will be exercisable after vesting for a period of ten years from the date of grant.

•	Upon the completion of the merger, the Board of Directors and Compensation and Human Resources Committee of US Airways Group granted Mr. Parker 41,250 restricted stock units pursuant to the 2005 Equity Incentive Plan. Each restricted stock unit represents the right to receive one share of US Airways Group common stock if and when the restricted stock unit vests. Subject to acceleration as described below, 50% of the restricted stock units granted to Mr. Parker will vest on the second anniversary of the effective time of the merger and 25% will vest on each of the third and fourth anniversaries of the effective time of the merger.

•	Upon completion of the merger, the Board of Directors and the Compensation and Human Resources Committee granted restricted stock units pursuant to the 2005 Equity Incentive Plan as follows: Mr. Parker, 20,625; each executive vice president, 10,300; and each senior vice president, 3,200. The restricted stock units provide that these units will not vest and no underlying shares will be issued unless the operating certificates of both airlines have been combined within three years after the effective time of the merger. Subject to acceleration as described below and the restrictions described above, 50% of the restricted stock units will vest on each of the third and fourth anniversaries of the effective time of the merger.

•	Other than with respect to restricted stock unit awards the vesting of which is conditioned upon combination of the operating certificates of both airlines, the vesting of each award described above will be accelerated if the executive who holds such award is terminated by US Airways Group without cause or by reason of death or disability, if the executive terminates his or her employment for good reason or if the executive is terminated involuntarily within 24 months of a subsequent change in control of US Airways Group.

•	In consideration for the awards granted to him and the other senior executives under the incentive plan and for the options to purchase 500,000 shares of America West Holdings Class B common stock described above, Mr. Parker agreed to waive his rights with respect to the change in control resulting from the merger to voluntarily terminate his employment without good reason in the two year period following the effective time of the merger and still receive full severance benefits under the terms of his employment agreement.
Employment Agreement with W. Douglas Parker
      America West Holdings entered into an employment agreement with Mr. Parker, dated as of February 24, 2004. The principal terms of the employment agreement include the following:

Positions	Chairman of the Board, President and Chief Executive Officer of America West Holdings, Chairman of the Board, President and Chief Executive Officer of AWA.

Term	Through December 31, 2007, and automatically extended for successive one-year periods unless either party provides 15 months’ prior written notice that the term will not be extended.

Compensation and Benefits	• A minimum annual cash base salary in the amount of $550,000, or such higher amount as determined by the Compensation and Human Resources Committee.

•	Eligibility for an annual cash incentive award based on a target of at least 80% of his base salary and a maximum of 160% of his base salary.

•	Eligibility to participate in Performance-Based Award Plan.

•	Eligibility to receive equity-based incentive awards, including stock options and restricted stock awards.

•	A $2 million term life insurance policy for beneficiaries designated by Mr. Parker.

Termination Benefits	If Mr. Parker terminates his employment for good reason or for any reason within 24 months of a Change in Control (as defined below), or if we terminate Mr. Parker’s employment for any reason other than misconduct, then Mr. Parker will receive the following termination benefits:

•	A severance payment equal to 200% of the sum of Mr. Parker’s current base salary plus the greater of (i) the average of Mr. Parker’s cash incentive award with respect to the three calendar years immediately prior to the termination and (ii) the target incentive award for the year of termination.

•	Accelerated vesting of all stock and other awards held by Mr. Parker pursuant to the Company’s incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award.

•	In respect of the Performance-Based Award Plan, a payment equal to 200% of the greater of (i) 125% of Mr. Parker’s current base salary and (ii) the amount that would have been paid to Mr. Parker if the TSR for the

Performance Cycle ending on December 31 of the year in which termination occurs had been measured as of the termination date.

•	Continued benefits for Mr. Parker and his dependants under all medical plans and programs for a period of 24 months.

•	Continued term life insurance for a period of 24 months.

•	Lifetime positive space travel privileges for Mr. Parker and his wife and dependants.

If Mr. Parker’s employment is terminated for any other reason, such as his death or disability, then Mr. Parker will receive varying combinations of termination benefits, including accelerated vesting of stock and other incentive compensation awards, continued health and life insurance benefits and travel privileges, depending on the specific circumstances of his termination.

A “Change in Control” is defined in Mr. Parker’s employment agreement to include:

•	Individuals currently constituting the Board, or whose election to the Board is approved by at least 2/3 rds of the incumbent directors, cease to constitute at least a majority of the Board.

•	An individual, entity or group acquires 25% or more of the combined voting power of America West Holdings or AWA or more than 50% of the America West Holdings’ Class A common stock.

•	Any merger, consolidation or reorganization of America West Holdings or AWA is consummated, unless America West Holdings’ stockholders continue to hold at least 75% of the voting power of the surviving entity.

•	America West Holdings or AWA disposes of all or substantially all of its assets.

As described above under “Executive Incentive Awards in Connection with the Merger,” Mr. Parker agreed to waive his right to terminate for good reason as a result of the change in control resulting from the merger.

Certain Tax Matters	The employment agreement also provides a tax gross-up payment to offset the cost of taxes that could be imposed if any severance payments due Mr. Parker are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Letter Agreement with Bruce R. Lakefield
      On September 27, 2005, Bruce R. Lakefield entered into a letter agreement with US Airways Group and US Airways regarding the various rights and claims Mr. Lakefield agreed to waive under his employment agreement with US Airways Group and US Airways dated April 19, 2004. The employment agreement is no longer in effect as a result of Mr. Lakefield’s termination of employment as Chief Executive Officer and President of US Airways Group and US Airways in connection with the merger on September 27, 2005.
      Under this letter agreement, Mr. Lakefield agreed to waive his current and future rights and claims to payment under US Airways’ long-term incentive program, the Long-Term Incentive Plan, or any successor plan, as described in his employment agreement, including any rights or claims for payments under the Long-Term Incentive Plan that became payable due to a change in control. Mr. Lakefield also waived any rights or claims under his employment agreement to a payment following a change in control, as defined in the employment agreement, in an amount that equals three times the greater of (i) 125% of Mr. Lakefield’s unreduced base salary or (ii) the incentive award Mr. Lakefield would have been paid under the Long-Term Incentive Plan for performance at “target level” for the performance period ending in the year of termination, provided Mr. Lakefield was a participant in the Long-Term Incentive Plan for that year.
Employment Agreement with Bruce R. Lakefield
      US Airways Group and US Airways entered into an employment agreement with Mr. Lakefield on April 19, 2004. This agreement was assumed as modified (as described above) in connection with the plan of reorganization. The employment agreement is no longer in effect as a result of Mr. Lakefield’s termination of employment as Chief Executive Officer and President of US Airways Group and US Airways in connection with the merger on September 27, 2005. The principal terms of the agreement included the following:

Term of Employment	The agreement provided for Mr. Lakefield to serve as US Airways Group’s and US Airways’ Chief Executive Officer and President on an at-will basis. Upon a change of control, which was triggered by the merger, the agreement became effective for a two-year term and terminated pursuant to its terms upon his termination of employment as Chief Executive Officer and President.

Salary and Benefits	Under the agreement, Mr. Lakefield was entitled to an annual base salary of not less than $425,000, subject to annual increases consistent with those provided to other key employees. Under the agreement, Mr. Lakefield received 471,200 shares of pre-merger US Airways Group restricted stock and a nonqualified option to purchase 288,800 shares of pre-merger US Airways Group Class A common stock at a price of $1.59 per share, each under the US Airways Group 2003 Stock Incentive Plan; however, these shares and options were cancelled as part of the plan of reorganization. In addition to base salary, the agreement provided that Mr. Lakefield was entitled to participate in the US Airways Group’s Incentive Compensation Plan, or any successor plan, and was eligible to participate in US Airways Group’s Long-Term Incentive Plan, each as determined by the US Airways Group Board of Directors or the Human Resources Committee of the Board of Directors. Mr. Lakefield waived his participation in the Incentive Compensation Plan and the Long-Term Incentive Plan until US Airways returned to profitability. Mr. Lakefield also waived participation in the defined contribution plans and in all tax-qualified retirement plans and nonqualified retirement or deferred compensation plans sponsored by US Airways Group or US Airways. Mr. Lakefield was entitled to participate in all welfare benefit and fringe benefit plans provided to other officers. At the time the agreement was executed, those benefits included on-line first class, positive space travel privileges for business and pleasure for Mr. Lakefield and his eligible family members, as well as a limited number of noneligible family members and unrelated persons, a gross-up payment (up to a maximum of $10,000) to cover his tax liability resulting from such travel, free access to US Airways Club facilities for him and his eligible family members and certain temporary living expenses.

Termination of Employment	Mr. Lakefield’s employment could be terminated at any time by mutual agreement, upon his death, by US Airways or US Airways Group upon Mr. Lakefield’s disability, or immediately at any time for “cause” as defined in the agreement. Mr. Lakefield could also voluntarily terminate his employment, which may constitute termination for “good reason” upon certain events defined in the agreement. Mr. Lakefield voluntarily terminated his employment for “good reason” upon completion of the merger with America West Holdings.

Obligations upon Termination	As a result of the merger with America West Holdings, Mr. Lakefield stepped down as the Chief Executive Officer and President of US Airways and US Airways Group. He received severance and change of control payments of $1.7 million. As noted above, Mr. Lakefield waived payments under the Long-Term Incentive Plan that he otherwise would have been entitled to as a result of the change of control triggered by the merger. In addition, upon termination of his employment for good reason, Mr. Lakefield was entitled to receive: (i) a lump sum payment equal to the cost of COBRA continuation premiums for 18 months for Mr. Lakefield and his covered dependents under the medical, dental, vision and prescription drug plans; (ii) continuation of life insurance coverage for 24 months (or an equivalent payment); and (iii) on-line travel privileges to Mr. Lakefield and his eligible family members for life.

Other Obligations	In the event that any of Mr. Lakefield’s compensation (whether required under the agreement or otherwise) was subject to an excise tax under Internal Revenue Code Section 4999, US Airways was required to pay Mr. Lakefield an additional gross-up payment, such that after payment of all taxes, including interest or penalties, on the gross-up payment, Mr. Lakefield would retain an amount of the gross-up payment equal to the excise tax (and any penalties and interest on the excise tax). Mr. Lakefield agreed to hold US Airways Group’s and US Airways’ secret or confidential information, knowledge or data as confidential, including after termination of employment, and agreed to nonsolicitation of customers and employees for one year after termination.
Employment Agreement with Alan W. Crellin
      US Airways entered into an employment agreement with Mr. Crellin in September 2005, which was approved by the bankruptcy court as a modified assumption of the Severance Agreement between US Airways and Mr. Crellin dated June 26, 2002, as amended. The employment agreement was subsequently amended effective April 4, 2006. The principal terms of the employment agreement, as amended, are as follows:

Term of Employment	The agreement provided for Mr. Crellin to serve as the Company’s Executive Vice President-Operations on an at-will basis. Upon the change of control triggered by the merger, the agreement became effective for a two-year term and will terminate at the end of that two-year period.

Salary and Benefits	Under the agreement, Mr. Crellin is entitled to an annual base salary of $425,000, subject to annual increases based on performance. However, Mr. Crellin and the Company agreed to an annual reduced base salary of $317,475, subject to annual increases based on performance. The Compensation and Human Resources Committee of the Board subsequently adjusted his base salary to $400,000 in November 2005.

Under the terms of the agreement, Mr. Crellin was eligible to receive an award of restricted stock and/or a nonstatutory stock option grant exercisable for shares of common stock, as determined by the Compensation and Human Resources Committee of the Board of Directors, upon emergence from bankruptcy. As described above under “Executive Incentive Awards in Connection with the Merger,” Mr. Crellin received 165,000 stock appreciation rights and 10,300 restricted stock units under the 2005 Equity Incentive Plan. Each stock appreciation right represents the right to receive the value of appreciation of one share of US Airways Group common stock in excess of the fair market value of that share on the date of grant. Subject to acceleration under certain circumstances, 50% of the stock appreciation rights vest on the second anniversary of the effective time of the merger and 25% vest on each of the third and fourth anniversaries of the effective time of the merger. The stock appreciation rights will be exercisable after vesting for a period of ten years from the date of grant. The restricted stock units provide that these units will not vest and no underlying shares will be issued unless the operating certificates of both airlines have been combined within three years after the effective time of the merger. Subject to acceleration under certain circumstances and the restrictions described above, 50% of the restricted stock units vest on each of the third and fourth anniversaries of the effective time of the merger.

Mr. Crellin will remain eligible to receive future grants and awards of restricted stock, options or other similar equity-based awards under the 2005 Equity Incentive Plan. After a change of control, Mr. Crellin will receive equity-based grants and awards at levels comparable to other key employees receiving regular and normal course grants with comparable vesting and exercisability terms.

In addition to his salary, the agreement provides that Mr. Crellin will be eligible for an annual incentive award in accordance with the US Airways Incentive Compensation Plan, or any successor plan, and will be eligible to participate in the US Airways Long-Term Incentive Plan, or any successor plan, each as determined by the Compensation and Human Resources Committee of the Board of Directors.

Under the agreement, Mr. Crellin is eligible to participate in the US Airways Funded Executive Defined Contribution Plan and the US Airways Unfunded Executive Defined Contribution Plan, and while participating in the Executive Defined Contribution Plans is not eligible for allocations of employer contributions under any other retirement plan or deferred compensation plan sponsored by US Airways Group or US Airways. In October 2006, subject to certain conditions and limitations, Mr. Crellin would have been eligible to have certain Defined Contribution Plan payments, which were previously reduced, restored over a two-year period. Pursuant to the amendment to Mr. Crellin’s employment agreement, Mr. Crellin waived his right to continue to participate in the Funded Executive Defined Contribution Plan, which was terminated on April 4, 2006, in consideration of a payment of $1,406,778 in settlement of his benefits under the plan, which includes a gross-up for tax liability related to this payment. While employed by the Company, Mr. Crellin is eligible to participate in the welfare and fringe plans provided to other key employees.

Termination of Employment	Mr. Crellin’s employment may be terminated at any time by mutual agreement, and terminates immediately upon his death. The Company may terminate the agreement on ten days written notice upon Mr. Crellin’s disability, or immediately upon written notice for “cause,” as defined in the agreement, or without cause. Mr. Crellin may voluntarily terminate employment for any reason upon fifteen business days notice, or for “good reason,” upon certain events as defined in the agreement, provided that Mr. Crellin gives certain periods of advance notice and opportunities to cure as required by the agreement.

Obligations upon Termination	If Mr. Crellin’s employment is terminated due to death or disability, for cause or due to voluntary resignation without good reason, Mr. Crellin is entitled to receive all reduced base salary and vacation accrued through the date of termination, within 30 days of the date of termination. If Mr. Crellin’s employment is terminated due to death or disability, the Company must also pay a prorated annual incentive award if annual awards are paid to executives for the year in which termination occurs. If Mr. Crellin is terminated due to disability, he will also be entitled to disability benefits on a level applicable for key employees. If the Company terminates his employment without cause or Mr. Crellin terminates employment for good reason, he is entitled to receive: (i) all reduced base salary and vacation accrued through the date of termination; (ii) two times reduced base salary plus two times the target annual incentive award if in effect for the year of termination (or if the incentive plan is not in effect and its suspension or termination was the reason for Mr. Crellin’s termination of employment, two times the annual incentive award for the year prior to the suspension/termination of the incentive plan); provided, however, if Mr. Crellin terminates for good reason due to being required to relocate, he will only receive 100% of reduced base salary and the annual incentive award; (iii) a lump sum payment equal to the cost of COBRA continuation premiums for 18 months for Mr. Crellin and his covered dependants under the medical, dental, vision and prescription drug plans; (iv) continued life insurance coverage for 18 months on the same premium and coverage basis (or an equivalent payment); and (v) on-line, first class, positive space travel privileges for Mr. Crellin and his eligible family members for life.

If Mr. Crellin has been employed by the Company for five years and his employment terminates for any reason, Mr. Crellin is entitled to: (i) travel privileges for life on the same basis as provided prior to termination, or if more favorable, any time after termination; and (ii) continuation of health insurance benefits under the Company’s health insurance program until age 65, provided that Mr. Crellin continues to pay premiums at the same time and rate as active employees (and also provided that this coverage will be secondary if Mr. Crellin is eligible for health insurance through another employer).

Other Obligations	In the event that any of Mr. Crellin’s compensation, whether required under the agreement or otherwise, would be subject to an excise tax under Internal Revenue Code Section 4999, the Company is required to pay to Mr. Crellin an additional gross-up payment, so that after payment of all taxes (including interest or penalties) on the gross-up payment, Mr. Crellin will retain an amount of the gross-up payment equal to the excise tax (and any penalties and interest on the excise tax). Mr. Crellin agrees to hold the secret or confidential information, knowledge or data of US Airways and its affiliates as confidential, including after the termination of employment. The agreement also provides that Mr. Crellin may not solicit customers or employees of the Company, or its affiliates, for one year after termination and that Mr. Crellin will not make any disparaging statements about the Company or discuss his termination of employment with certain specified persons. To receive the payments provided for under the agreement following his termination of employment, the agreement provides that Mr. Crellin must sign a general release of claims, and it also provides that if Mr. Crellin breaches the restrictive covenants, he forfeits payments and benefits being provided to him. In the event of a breach, the Company can also seek repayment of amounts previously paid.

Executive Change in Control and Severance Benefits Agreements
      America West Holdings entered into Executive Change in Control and Severance Benefits Agreements (the “Severance Benefits Agreements”) with certain of its executive officers, including the Named Executive Officers other than Mr. Parker and Mr. Crellin.

Change in Control Benefits	The Severance Benefits Agreements provide for the following benefits to the covered executives in the event of a Change in Control, which is defined to have the same meaning as that in Mr. Parker’s employment agreement described above:

•	Accelerated vesting of all outstanding stock options held by the executive.

•	Lifetime positive space travel privileges for the executive and his or her dependants.

Termination Benefits	In addition, if the covered executive terminates his or her employment with America West Holdings within 24 months of a Change in Control for good reason or for any reason other than misconduct or disability, the covered executive is entitled to receive:

•	A payment equal to 200% of the executive’s current base salary.

•	A payment equal to 200% of the executive’s then current target incentive award under the annual incentive program.

•	In respect of the Performance-Based Award Plan, a payment equal to 200% of the greater of (i) the covered executive’s target award under the Performance-Based Award Plan and (ii) the amount that would have been paid to the covered executive if the TSR for the Performance Cycle ending on December 31 of the year in which termination occurs had been measured as of the termination date.

•	Continued benefits for the executive and his or her dependants under all medical plans and programs for a period of 24 months.

•	Extended exercisability of all vested stock options until the earlier of (i) the expiration of the stock options in accordance with their terms or (ii) 18 months following the executive’s termination of employment.
Employment Agreements with Jerrold A. Glass and Elizabeth K. Lanier
      On September 27, 2005, US Airways entered into an employment agreement with Jerrold A. Glass and both US Airways Group and US Airways entered into an employment agreement with Elizabeth K. Lanier, each of which were approved by the bankruptcy court as a modified assumption of the Severance Agreement between US Airways and Mr. Glass dated April 8, 2002, as amended, and of the Employment Agreement between US Airways and Ms. Lanier dated March 1, 2003, as amended, respectively. The agreements terminated upon the termination of employment of Mr. Glass and Ms. Lanier on September 30, 2005 and October 12, 2005, respectively. The principal terms of the employment agreements included the following:

Term of Employment	The agreements provided for Mr. Glass to serve as US Airways’ Executive Vice President and Chief Human Resources Officer and Ms. Lanier to serve as the Executive Vice President-Corporate Affairs, General Counsel and Secretary for US Airways Group and US Airways on an at-will basis. Upon the change of control of US Airways Group, which was triggered by the merger, the agreement became effective for a two-year term. As a result of the change of control triggered by the merger, Mr. Glass and Ms. Lanier gave notice of termination for good reason, as discussed below, with termination dates of September 30, 2005 and October 12, 2005, respectively.

Salary and Benefits	Under the agreements, Mr. Glass and Ms. Lanier were each entitled to an annual base salary of $425,000, subject to annual increases based on performance. However, US Airways and Mr. Glass and Ms. Lanier each agreed to an annual reduced base salary of $317,475, subject to annual increases based on performance.

The employment agreements provided that if Mr. Glass and Ms. Lanier remained employed by US Airways at the time of the emergence from bankruptcy, they would each be eligible to receive an award of restricted stock and/or a nonstatutory stock option grant exercisable for shares of common stock. Due to their termination of employment, these grants were not made.

In addition to salary, the agreements provided that Mr. Glass and Ms. Lanier were eligible for an annual incentive award in accordance with the US Airways Incentive Compensation Plan, or any successor plan, and were eligible to participate in the US Airways Long-Term Incentive Plan, or any successor plan, each as determined by the Compensation and Human Resources Committee of the Board of Directors. Due to their termination of employment, Mr. Glass and Ms. Lanier did not did not receive awards under these plans for 2005; however, they each received a payment in 2005 under the Long Term Incentive Plan due to the change in control (as defined in the plan) that occurred as a result of the merger. The Long Term Incentive Plan provided that upon a change in control of the Company, each participant was entitled to receive an amount with respect to each performance period that had not been completed at the time of the change in control equal to what the participant would have received with respect to that performance period had the performance factors been achieved for that period at the target level.

Under the agreement, Mr. Glass and Ms. Lanier were eligible to participate in the US Airways Funded Executive Defined Contribution Plan and the US Airways Unfunded Executive Defined Contribution Plan, and while participating in the Executive Defined Contribution Plans were not eligible for allocations of employer contributions under any other retirement plan or deferred compensation plan sponsored by US Airways Group or US Airways. Beginning in October 2006, subject to continued employment, Mr. Glass and Ms. Lanier were eligible to have certain executive defined contribution plan payments, which were previously reduced, restored over a two-year period. Due to their termination for good reason, Mr. Glass and Ms. Lanier each received a lump sum payment equal to the contributions made on their behalf under the Funded Executive Defined Contribution Plan plus the change in control payment to which they were entitled under the plan, which included a portion of the restoration payments under this plan. As a result of their termination of employment, Mr. Glass and Ms. Lanier will not receive any restoration payments under the Unfunded Executive Defined Contribution Plan. While employed by US Airways, Mr. Glass and Ms. Lanier were eligible to participate in the welfare and fringe plans provided to other key employees.

Termination of Employment	The employment of Mr. Glass and Ms. Lanier could be terminated at any time by mutual agreement, upon death or disability, immediately upon written notice for “cause,” as defined in the agreements, or without cause. Mr. Glass and Ms. Lanier could also voluntarily terminate employment for any reason upon fifteen business days notice, or for “good reason” upon certain events as defined in the agreement, including a change of control.

Obligations upon Termination	Upon termination of their employment for good reason, Mr. Glass and Ms. Lanier were each entitled to receive: (i) all reduced base salary and vacation accrued through the date of termination; (ii) two times reduced base salary plus two times the target annual incentive award if in effect for the year of termination (or if the incentive plan was not in effect and its suspension or termination was the reason for the termination of employment for good reason, two times the annual incentive award for the year prior to the suspension/termination of the incentive plan); (iii) a lump sum payment equal to the cost of COBRA continuation premiums for 18 months for the individual and his or her covered dependants under the medical, dental, vision and prescription drug plans; (iv) continued life insurance coverage for 18 months on the same premium and coverage basis (or an equivalent payment); and (v) on-line, first class, positive space travel privileges for the individual and his or her eligible family members for life.

Other Obligations	In the event that any of the compensation of Mr. Glass or Ms. Lanier, whether required under the agreement or otherwise, was subject to an excise tax under Section 4999 of the Internal Revenue Code, US Airways was required to pay to that individual an additional gross-up payment, so that after payment of all taxes (including interest or penalties) on the gross-up payment, he or she would retain an amount of the gross-up payment equal to the excise tax (and any penalties and interest on the excise tax). Each agreed to hold the secret or confidential information, knowledge or data of US Airways Group, US Airways and its affiliates, as confidential, including after termination of employment. The agreement also provides that Mr. Glass and Ms. Lanier may not solicit customers or employees of US Airways, or its affiliates, for one year after termination and that Mr. Glass and Ms. Lanier will not make any disparaging statements about US Airways or discuss his or her termination of employment with certain specified persons. To receive the payments provided for under the agreements following termination of employment, each agreement provided that the respective individual had to sign a general release of claims, and it also provided that if he or she breaches the restrictive covenants, he or she will forfeit payments and benefits being provided. In the event of a breach, US Airways can also seek repayment of amounts previously paid.

Retirement Benefits

US Airways Defined Benefit Pension Plans	US Airways previously maintained a defined benefit pension plan for its salaried and certain hourly employees which provided noncontributory benefits based upon years of service and the employee’s highest three-year average annual compensation during the last ten calendar years of service. The retirement plan was frozen in 1991, but benefits accrued as of the date the plan was frozen remain outstanding until they are paid to participants. Under the retirement plan, benefits were generally payable commencing at age 65. However, the retirement plan provided reduced early retirement benefits commencing as early as age 55. Benefits under the retirement plan were integrated with the Social Security program. Compensation under the retirement plan included the employee’s total compensation as reported on Form W-2, plus exclusions from income due to employee elections under Sections 401(k), 125 and 132(f)(4) of the Internal Revenue Code, minus any imputed income due to the exercise of stock options, income resulting from group term insurance, income imputed due to air pass privileges, expense reimbursements and deferred compensation received in the form of a lump sum distribution. This definition of compensation excludes the following items reported as compensation under the Summary Compensation Table: (i) imputed income from stock options, (ii) income resulting from group term insurance, (iii) income imputed due to air pass privileges, and (iv) certain expense reimbursements.

On November 12, 2004, US Airways filed a motion requesting a determination from the bankruptcy court that US Airways satisfied the financial requirements for a “distress termination” of the retirement plan, which the bankruptcy court approved on January 6, 2005. The retirement plan was terminated effective January 17, 2005, by agreement between the PBGC and US Airways. Effective February 1, 2005, the PBGC was appointed trustee for the plan.

Mr. Crellin participated in the retirement plan, and has two years of credited service under the retirement plan. None of the other named executive officers participated in the retirement plan. Assuming retirement effective January 1, 2005 and payment in the form of a single life annuity under the retirement plan, Mr. Crellin would receive payments of $1,896.85 per month through January 31, 2009, reduced to $1,799.48 per month from February 1, 2009 through November 30, 2013, and further reduced to $1,755.22 per month on and after December 1, 2013. If the payment were made in the form of a joint and 50% survivor annuity with Mr. Crellin’s spouse as beneficiary under the retirement plan, Mr. Crellin would receive payments of $1,701.47 per month through January 31, 2009, reduced to $1,614.13 per month from February 1, 2009 through November 30, 2013, and further reduced to $1,574.43 per month on and after December 1, 2013, and upon Mr. Crellin’s death his surviving spouse would receive 50% of the monthly payment amounts for her life. As a result of the termination of the retirement plan, Mr. Crellin’s benefits may be reduced.

US Airways Executive Defined Contribution Plans	Mr. Crellin is entitled to a defined contribution benefit under the US Airways Unfunded Executive Defined Contribution Plan, and he received a payment in settlement of his benefits under the US Airways Funded Executive Defined Contribution Plan in connection with the termination of that plan in April 2006. These plans were assumed in connection with the plan of reorganization. The Executive Defined Contribution Plans were designed to provide a contribution to each participant each year, the amount of which was individually determined based upon age, service and projected earnings (including target annual incentive award) such that the annual contribution to the defined contribution plans and an assumed 8% investment return would achieve a target annual benefit of 50% of final average earnings (based on total cash compensation) at normal retirement age (age 62) when combined with the executive’s benefits under the tax-qualified retirement plans maintained by US Airways. The annual contribution to the terminated Funded Executive Defined Contribution Plan could not exceed 64% of the executive’s earnings for the year, and the annual allocation to the Unfunded Executive Defined Contribution Plan could not exceed 16% of the executive’s earnings for the year. Under the Executive Defined Contribution Plans, contributions for disabled executives continue during the period of disability benefits, and contributions continue for the first twelve months following an executive starting an absence from work due to the birth, adoption or caring for a child after birth or adoption. Furthermore, upon termination of an executive on or after the occurrence of a change in control (as defined in the defined contribution plans), US Airways will make an additional contribution or allocation to the Executive Defined Contribution Plans for the year in which the termination of employment occurs, in the amount equal to the allocations that US Airways would have had to make during the years for which US Airways would be required to continue to provide such benefits under the executive’s employment agreement or severance agreement. Participants in the Executive Defined Contribution Plans do not receive employer contributions under the tax-qualified retirement plans sponsored by US Airways (including the 401(k) and money purchase pension plans) or under any other nonqualified defined contribution plans.

Based on the initial plan design, Mr. Crellin was entitled to a benefit based upon three years of credited service for each of the first five years of service (beginning on date of hire), and thereafter two years of credited service for each actual year of service up to a maximum of 30 years of credited service. Contributions and allocations are fully vested. Eighty percent (80%) of the target benefit amount was calculated under the terminated Funded Executive Defined Contribution Plan and reduced to present value based on actuarial assumptions under that plan, which amount, less the maximum amount of 401(k) contributions permitted for the year, was contributed to a secular trust on a monthly basis, subject to certain limitations on the total amount that can be contributed on an annual basis. Participants also received a payment to cover any income tax liabilities incurred in connection with the contributions to the secular trust. The remainder of the target benefit amount is unfunded and is credited to an account with an assumed annual 8% rate of return pursuant to the Unfunded Executive Defined Contribution Plan. Under a letter agreement entered into with Mr. Crellin on October 20, 2004, contributions under the Executive Defined Contribution Plans after October 11, 2004 were subject to a 25% reduction. Prior to the termination of the Funded Executive Defined Contribution Plan in April 2006, distributions were made to participants upon termination of employment in a single lump sum payment in cash. Mr. Glass and Ms. Lanier, who were both participants in the Funded Executive Defined Contribution Plan, received lump sum payments of $806,615 and $867,938, respectively, upon termination. In connection with the termination of the Funded Executive Defined Contribution Plan, Mr. Crellin received a lump sum payment of $1,406,778 in April 2006 in settlement of his benefits under the plan, which includes a gross-up for tax liability related to this payment. Distributions from the Unfunded Executive Defined Contribution Plan will be made to participants in a single lump sum payment in cash after the later of termination of employment or attainment of age 62.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2005, which include the following:

•	US Airways Group, Inc. 2005 Equity Incentive Plan;

•	America West Holdings 2002 Incentive Equity Plan; and

•	America West Holdings 1994 Incentive Equity Plan.

	(a) Number of		(c) Number of Securities
	Securities to be		Remaining Available
	Issued Upon	(b) Weighted Average	for Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity Compensation Plans Approved by Stockholders (1)	2,659,675	$17.17	6,935,166
Equity Compensation Plans Not Approved by Stockholders (2)	3,314,778	$25.12	315,117

TOTAL	5,974,453	$21.58	7,250,283

(1)	US Airways Group currently has one equity compensation plan, the 2005 Equity Incentive Plan, which was adopted as part of its plan of reorganization. Under Delaware law, approval of the 2005 Equity Incentive Plan as part of the plan of reorganization is deemed to be approval by US Airways Group’s stockholders.

(2)	America West Holdings had two equity compensation plans, the 1994 Incentive Equity Plan and the 2002 Incentive Equity Plan, both of which were approved by America West Holding’s stockholders prior to the merger, but have not been approved by US Airways Group’s stockholders. Both of these plans have shares that will become issuable pursuant to outstanding options. As a result of the merger, all outstanding equity awards under these two plans were converted into awards exercisable for shares of US Airways Group common stock pursuant to the terms of the merger agreement.
US Airways Group, Inc. 2005 Equity Incentive Plan

General	The 2005 Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock unit awards, and other forms of equity compensation (including performance-based stock awards), which we collectively refer to as stock awards, as well as performance-based cash awards. Incentive stock options may be granted under the 2005 Equity Incentive Plan only to employees (including officers) of US Airways Group and its affiliates. Employees (including officers) of and consultants to US Airways Group and its affiliates, and non-employee directors of US Airways Group, are eligible to receive all other types of stock awards under the 2005 Equity Incentive Plan. No person may be granted stock options or stock appreciation rights covering more than 1,000,000 shares of US Airways Group common stock during any calendar year.

The Board of Directors of US Airways Group (or a committee or committees thereof) will administer the 2005 Equity Incentive Plan. The Board has appointed the Compensation and Human Resources Committee to administer the plan. Subject to the provisions of the 2005 Equity Incentive Plan, the Committee has the authority to construe and interpret the plan, and to determine the recipients, grant dates, number of shares of US Airways Group common stock to be subject to each stock award, and the terms and conditions of each stock award, including the vesting and exercisability period of the award, the exercise, purchase, or strike price of the award, and the type of consideration permitted to exercise or purchase the award. The Committee also may accelerate the date on which any stock award vests or becomes exercisable.

A maximum of 12.5% of the fully-diluted shares as of the completion of the merger, or 10,969,191 shares, of US Airways Group common stock is available for issuance under the 2005 Equity Incentive Plan, any or all of which may be issued pursuant to incentive stock options. The number of shares of common stock available for issuance under the 2005 Equity Incentive Plan will be reduced by (i) one share for each share of stock issued pursuant to a stock option or a stock appreciation right, and (ii) three shares for each share of stock issued pursuant to a stock bonus award, stock unit award and other such full-value types of stock awards. Stock awards that are terminated, forfeited or repurchased from the plan or the America West Holdings 2002 Incentive Equity Plan will result in an increase in the share reserve of the 2005 Equity Incentive Plan in an amount corresponding to the reduction originally made in respect of the award.

Options	The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant.

Options granted under the 2005 Equity Incentive Plan may become exercisable, or “vest,” as determined by the Compensation and Human Resources Committee. Options granted under the 2005 Equity Incentive Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s death (or the participant dies within a specified time after termination of service), disability or retirement (as defined in the 2005 Equity Incentive Plan), in which case the options may be exercised (to the extent they were exercisable at the time of the termination of service) at any time within three years following termination, (ii) the participant’s service is terminated for cause (as defined in the 2005 Equity Incentive Plan), in which case the options will terminate upon the participant’s termination of service, or (iii) otherwise provided in the participant’s option agreement or employment agreement. In no event, however, may an option be exercised beyond the expiration of its term.

Options Granted to Non-Employee Directors	Non-employee directors automatically will be granted initial and annual options under the 2005 Equity Incentive Plan without any Board or Committee action when the criteria for these grants are met. Each person who is appointed or elected for the first time to be a non-employee director on or after January 1, 2006 automatically will receive, at the time of his or her initial election to the Board of Directors, an option to purchase 4,125 shares of common stock. Each non-employee director automatically will receive an additional option to purchase 4,125 shares of common stock on the date of each annual meeting of the stockholders, commencing with the first annual meeting after January 1, 2006. This grant will be reduced, however, on a pro rata basis, for each month that the individual did not serve as a non-employee director during the twelve-month period preceding the annual grant date. The options granted to non-employee directors will be fully vested and exercisable on the date of grant.

If a non-employee director’s service terminates, the options granted to that director will terminate three months after termination of service, except that, subject to the maximum ten-year term of the options, if termination is due to death, disability, retirement (as defined in the 2005 Equity Incentive Plan) or a change in control (as defined in the 2005 Equity Incentive Plan), options will remain exercisable for three years.

Each initial and annual grant will be in the form of a stock option, except that it may be in the form of full value shares or stock units if the Board of Directors makes such a determination on or before December 31 of the prior calendar year. In that case, in lieu of an option, each director will receive a grant of full value shares or stock units for that number of shares determined by dividing the “fair value” (generally the Black-Scholes value) of an option to purchase 4,125 shares (or the reduced number of shares) by the common stock’s then current fair market value.

Stock Appreciation Rights	Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, US Airways Group will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the strike price, which will be determined by the Compensation and Human Resources Committee on the date of grant, but which may not be less than 100% of the fair market value of the stock on the date of grant. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation rights agreement as determined by the Committee.

Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation rights agreement) after the date that service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Stock Bonus Awards	To the extent consistent with applicable law, the Compensation and Human Resources Committee may grant stock bonus awards in consideration for past or future services rendered to US Airways Group or in exchange for any other form of legal consideration acceptable to the Committee, without the payment of a purchase price. Shares of stock acquired under a stock bonus award may, but need not, be subject to a repurchase option or forfeiture in accordance with a vesting schedule as determined by the Compensation and Human Resources Committee. The Committee has the authority to accelerate the vesting of stock acquired pursuant to a stock bonus award.

Upon termination of a participant’s service, we may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of that termination under the terms of the applicable stock bonus award agreement.

Stock Unit Awards	The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Compensation and Human Resources Committee.

Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Compensation and Human Resources Committee. However, at the time of grant, the Committee may impose additional restrictions or conditions that delay the delivery of stock, cash or other consideration subject to the stock unit award after vesting. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.

Other Equity Awards	The Compensation and Human Resources Committee may grant other equity awards that are valued in whole or in part by reference to our common stock. Subject to the provisions of the 2005 Equity Incentive Plan, the Committee has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

Performance-Based Awards	Under the 2005 Equity Incentive Plan, a stock or cash award may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All employees of and consultants to US Airways Group and its affiliates and directors of US Airways Group are eligible to receive performance-based awards under the 2005 Equity Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation and Human Resources Committee. The performance goals will be based upon one or more pre-established criteria enumerated in the 2005 Equity Incentive Plan. With respect to performance-based stock awards (other than stock options and stock appreciation rights), no individual may receive awards covering more than 1,000,000 shares during any calendar year. With respect to performance-based cash awards, no individual may receive an award greater than $5,000,000 during any calendar year.

Changes to Capital Structure	If any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in the capital structure of US Airways Group), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Equity Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights or performance-based stock awards per calendar year, and (iii) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2005 Equity Incentive Plan.

Corporate Transactions; Changes in Control	Under the 2005 Equity Incentive Plan, unless otherwise provided in a written agreement between US Airways Group or any affiliate and the holder of the stock award, in the event of a corporate transaction (as specified in the plan), any or all outstanding stock awards under the 2005 Equity Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company) and any reacquisition or repurchase rights held by US Airways Group with respect to stock awards may be assigned to the surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with US Airways Group or its affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of the stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and any reacquisition or repurchase rights held by US Airways Group will lapse, and (ii) with respect to any other stock awards, the vesting and exercisability provisions of those stock awards will not be accelerated and the awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by US Airways Group with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board of Directors may provide, in its sole discretion, that the holder of that stock award will receive a payment, in lieu of exercise, equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

Other acceleration may be provided in individual stock award agreements or employment agreements based upon the occurrence of a corporate transaction (as defined in the plan) or other events, such as death, disability or a transaction constituting a change in control, all as set forth in an individual award or employment agreement.

Duration, Termination and Amendment	The Board of Directors may suspend or terminate the 2005 Equity Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2005 Equity Incentive Plan will terminate ten years after final approval by the bankruptcy court.

The Board of Directors may amend or modify the 2005 Equity Incentive Plan at any time. However, no amendment will be effective unless approved by the stockholders of US Airways Group, to the extent stockholder approval is necessary to satisfy applicable law.

The Board of Directors may not, without obtaining the prior approval of our stockholders, reduce the exercise price of any outstanding option under the plan, cancel any outstanding option under the plan and grant a new option, other stock award or other consideration in substitution or exchange therefor, or conduct any other action that is treated as a repricing under generally accepted accounting principles.

America West Holdings 2002 Incentive Equity Plan

Description of the 2002 Incentive Equity Plan	The America West Holdings 2002 Incentive Equity Plan, approved by America West Holdings’ stockholders in May 2002, is a long-term compensation plan under which executives and other key salaried employees could be awarded stock options, restricted stock and other stock-based compensation. Terms of all awards were determined by Compensation and Human Resources Committee of the America West Holdings Board of Directors, which administered the plan. The Committee generally imposed three-year vesting schedules for all grants, and the exercise price of all awards could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant. The 2002 Incentive Equity Plan also provided for formula grants of 10,000 options and 10,000 shares of restricted stock to non-employee directors upon initial election to the board of directors and on the date following each annual meeting of stockholders. The non-employee director awards vested six months following the date of grant, and the exercise price of all options could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant.

A total of 8,000,000 shares of America West Holdings Class B common stock were reserved under the 2002 Equity Incentive Plan. Immediately following the merger and the conversion of America West Holdings Class B common stock into US Airways Group common stock, 2,702,229 shares of US Airways Group common stock were subject to outstanding awards and 312,363 shares of

US Airways Group common stock were available for future issuance under the 2002 Equity Incentive Plan. We do not expect to issue any additional awards under the 2002 Equity Incentive Plan. As described above under the 2005 Equity Incentive Plan, however, stock awards that are terminated, forfeited or repurchased from the 2002 Incentive Equity Plan will result in an increase in the share reserve of the 2005 Equity Incentive Plan in an amount corresponding to the reduction originally made in respect of the award (converted to shares of US Airways Group common stock in accordance with the provisions of the merger agreement). The 2002 Incentive Equity Plan replaced the America West Holdings 1994 Incentive Equity Plan.

America West Holdings 1994 Incentive Equity Plan:

Description of the 1994 Incentive Equity Plan	The America West Holdings 1994 Incentive Equity Plan, approved by the America West Holdings stockholders in May 1994, is a long-term compensation plan under which executives and other key salaried employees could be awarded stock options, restricted stock and other stock-based compensation. Terms of all awards were determined by the Compensation and Human Resources Committee of the America West Holdings Board of Directors, which administered the plan. The exercise price of stock option awards could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant. The 1994 Incentive Equity Plan also provided for formula grants of options to purchase 3,000 shares of Class B common stock to non-employee directors upon initial election to the board of directors and on the date following each annual meeting of stockholders. The non-employee director awards vested six months following the date of grant, and the exercise price of all options could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant.

A total of 9,000,000 shares of America West Holdings Class B common stock were reserved under the 1994 Incentive Equity Plan. Immediately following the merger and the conversion of America West Holdings Class B common stock into US Airways Group common stock, 1,474,335 shares of US Airways Group common stock were subject to outstanding awards under the 1994 Incentive Equity Plan. On March 27, 2002, the America West Holdings Board of Directors adopted the America West Holdings 2002 Incentive Equity Plan and the Board of Directors determined that no new awards would be granted under the 1994 Incentive Equity Plan following stockholder approval of the 2002 Incentive Equity Plan.
REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Committee	The Company’s compensation program for all executive officers, including the Named Executive Officers, is administered by the Compensation and Human Resources Committee of the Board of Directors (the “Committee”). The Committee was created following the effective date of the merger on September 27, 2005, and is comprised of five independent directors. The Committee annually evaluates executive compensation to ensure consistency and program effectiveness, meets regularly throughout the year to review compensation issues generally, and periodically conducts a comprehensive review of the Company’s employee compensation programs. In November 2005, the Committee undertook a comprehensive analysis of the historical executive compensation programs of US Airways Group and America West Holdings, integrating the various aspects to create a comprehensive program for the new Company that accomplishes the philosophy and objectives described below.

Prior to the effective date of the merger on September 27, 2005, US Airways Group’s compensation program was administered by the Human Resources Committee of the Board of Directors of US Airways Group. Due to US Airways Group’s bankruptcy proceedings, the compensation program for executive officers in 2005 remained largely unchanged, and consisted almost exclusively of base salary, which did not increase from prior year amounts other than in connection with promotions, and other general benefits described below.

America West Holdings’ compensation program for executive officers prior to the merger was administered by the Compensation and Human Resources Committee of the Board of Directors of America West Holdings. The structure of the program overseen by the America West Holdings Compensation and Human Resources Committee was very similar to that adopted by the current Committee, as described in more detail below.

The Committee retains independent consultants from time to time to analyze the competitiveness of executive compensation at the Company relative to other major airlines and other selected public companies of comparable size.

Compensation Philosophy and Objectives	The principal objectives of the Company’s executive compensation program are to maximize stockholder value over time by:

•	attracting and retaining high-quality, results-oriented executives;

•	aligning interests of employees and stockholders through stock-based compensation and annual and long term performance incentive awards;

•	motivating executives to achieve strategic, operating and financial goals consistent with stockholder interests;

•	increasing the relative amount of compensation at risk as management responsibilities increase; and

•	providing a compensation package that recognizes both individual contributions and corporate performance.

The program is designed to be competitive with other U.S. airlines and other companies having comparable revenues while placing more emphasis on incentive and performance- related compensation and less emphasis on fixed-base salaries and employee benefits.

General	In 2005, the Company’s executive compensation program consisted of:

•	base salaries;

•	annual incentive awards;

•	long-term incentive awards; and

•	equity awards under both 2005 Equity Incentive Plan and, for historical America West Holdings executives, the America West Holdings 2002 Incentive Equity Plan.

Each element of the compensation program focuses on rewarding performance in a different way.

Base Salary	Base salaries are focused on rewarding individual performance and competence. Base salary adjustments are based on several factors, including:

• the employee’s level of responsibility and job classification;

• general levels of market salary increases; and

• the Committee’s evaluation of the performance of the individual over time.

The Company’s strategy with respect to base salaries for its key salaried employees is (i) to avoid dramatic changes other than to make adjustments to reflect market movements and promotions, significant changes in responsibility and individual performance and (ii) to reduce the emphasis on fixed compensation by positioning base salaries below industry levels. For such purposes, the Committee gathers data from nationally recognized compensation surveys and proxy statements of certain airlines and other companies having comparable revenues.

In November 2005, as part of its review and integration of the historical compensation structures of US Airways Group and America West Holdings, and to reflect the increased responsibilities of many of the executive officers, the Committee increased base salaries for a number of executive officers, including the Named Executive Officers other than Mr. Parker.

Annual Incentive Compensation	Incentive Plan: Executives, including the Named Executive Officers, and other key salaried employees can earn cash incentive awards under an annual incentive plan if pre-determined individual performance criteria are satisfied and annual corporate goals are achieved. For executive officers who served as executive officers of America West Holdings prior to the merger, the operative plan for 2005 was the America West Holdings Annual Incentive Bonus Plan (the “Incentive Plan”).

Under the Incentive Plan, at the beginning of each year the Compensation and Human Resources Committee established incentive targets and incentive payment formulae tied to both the satisfaction of individual performance criteria and the financial performance of America West Holdings. Incentive payments then are approved by the Compensation and Human Resources Committee at or shortly following the end of each year based on application of the pre-determined formulae, and may be equal to, less than or greater than the target incentive amounts based on whether the individual performance criteria and corporate financial performance goals were satisfied, partially satisfied or exceeded. The incentive targets, expressed as a percentage of an individual’s base salary, were set for each job classification and generally are higher for individuals having greater management responsibility. The individual performance criteria generally included both objective and subjective components. In establishing these criteria at the beginning of each year and when subsequently evaluating an individual’s performance relative to these criteria, the Compensation and Human Resources Committee relied on recommendations from the Chief Executive Officer and other members of senior management. Ordinarily, the Company’s financial performance must meet certain threshold levels before any incentive awards are made.

For executive officers who served as executive officers of US Airways Group prior to the merger, the operative plan was the Incentive Compensation Plan of US Airways Group (the “ICP”). Executives and other key management employees of US Airways Group and its subsidiaries are eligible to participate in the ICP. Within 90 days of the beginning of each plan year under the ICP, the Committee may award qualified incentive awards (which are intended to be performance-based awards under Internal Revenue Code Section 162(m)) by establishing the target awards as a percentage of base salary and the performance measures against which the target awards will be measured, which are generally related to the performance of the Company. If the performance measures are met at the maximum level, the participant may be paid the qualified incentive award at up to 200% of the target amount, subject to decrease by the Committee based on individual performance. The maximum qualified award may not exceed two times the lesser of the participant’s base salary on May 19, 2004 or base salary on the date the Committee establishes the qualified award. After Committee approval, the qualified awards are paid as lump sum cash distributions as soon as practicable after the end of the plan year. The Committee may also grant incentive awards, discretionary bonus awards or qualified bonus awards in lieu of or, in some cases, in addition to, the qualified incentive awards.

Incentive Payments for 2005: As part of its integration of the executive compensation programs, the Committee retained the Incentive Plan for historical America West Holdings executives for 2005. Due to the achievement of performance criteria under the plan, incentive awards paid to the executives officers were paid at or above the target level, as determined by the Committee. For historical US Airways Group executives, due to the bankruptcy proceedings, no targets were set under the ICP for 2005, and no ICP payments were made for 2005. For 2006, however, the Committee approved the payment of discretionary performance awards for certain pre-merger US Airways employees, including Mr. Crellin. Mr. Crellin received a performance award of $240,000 in April 2006 that will be reflected in 2006 bonus payments in the proxy statement for the 2007 annual meeting of stockholders. All of the incentive awards paid to the Named Executive Officers for 2005 are set forth in the “Bonus” column in the Summary Compensation Table above. For 2006, the Committee determined to use the ICP as the annual incentive plan for all executive officers of the Company.

Long-Term Incentive Compensation	Performance-Based Award Plan: The Performance-Based Award Plan was approved by the Compensation and Human Resources Committee of America West Holdings in March 2003, and was adopted by the Committee in November 2005, with the amendments described below, as part of its integration effort. The Performance-Based Award Plan allows key executives to receive cash awards in the event the Company meets certain performance thresholds at the end of rolling three-year “Performance Cycles” and two “Transition Cycles,” which were created as a result of the transition to a three year plan and are described in more detail below. The first Performance Cycle began on January 1, 2003 and ended December 31, 2005. In February 2004, the Compensation and Human Resources Committee of America West Holdings authorized a second Performance Cycle that began on January 1, 2004 and will end on December 31, 2006. In January 2005, the Compensation and Human Resources Committee of America West Holdings authorized a third Performance Cycle that began on January 1, 2005 and will end on December 31, 2007. Subsequent Performance Cycles, to begin January 1, may be authorized by the Committee in future years. At the end of each Performance Cycle the amount of total stockholder return (“TSR”), as calculated by the price appreciation of the Company’s common stock during the Performance Cycle, will be compared against the TSR for members of a pre-defined competitive peer group. Based on the Company’s relative TSR ranking against this pre-defined competitive peer group, and the attainment of at least a minimum threshold ranking, the Company’s participating key executives will be eligible to receive cash awards that represent the percentage of salary associated with the TSR ranking achieved.

The Performance-Based Award Plan also provided for two Transition Cycles, the first beginning January 1, 2003 and ending March 31, 2004 and the second beginning January 1, 2003 and ending March 31, 2005. America West Holdings achieved at least the threshold TSR ranking and was not in default of its federal loan guarantee at the end of each Transition Cycle, and consequently participating key executives became eligible for additional cash awards based on the percentage of salary associated with the TSR rankings achieved. In April 2004, the Compensation and Human Resources Committee of America West Holdings approved payouts under the Performance-Based Award Plan for the first Transition Cycle that ended on March 31, 2004. In April 2005, the Compensation and Human Resources Committee of America West Holdings approved payouts for the second Transition Cycle that ended on March 31, 2005.

In November 2005, the Committee adopted the Performance-Based Award Plan as the plan for the Company with the following amendments:

•	added vice president level employees as eligible participants in the Performance-Based Award Plan;

•	revised the peer group to better reflect the Company’s peers, with corresponding revisions to the award pay-out schedule to reflect the new peer group; and

•	adopted new Performance Cycles, as described below.

The Committee set a new Performance Cycle for all participants which runs from September 27, 2005, the effective date of the merger, to December 31, 2008. In addition, the Committee adopted two new Transition Cycles for new participants in the plan, which run from September 27, 2005 to December 31, 2006 and from September 27, 2005 to December 31, 2007. The awards for the two new Transition Cycles are capped at the target level.

US Airways Group Long Term Incentive Plan: Prior to the merger, US Airways Group had a Long Term Incentive Plan (the “LTIP”) which allowed officers and other key employees to receive cash awards in the event US Airways Group met certain performance thresholds at the end of rolling three-year performance cycles. Each year, the pre-merger US Airways Group Human Resources Committee would determine the performance factors to be achieved and the amounts each participant was eligible to receive for the new performance period. The LTIP provided that upon a change in control of the Company, as defined in the plan, each participant was entitled to receive an amount with respect to each performance period that had not been completed at the time of the change in control equal to what the participant would have received with respect to that performance period had the performance factors been achieved for that period at the target level. The merger constituted a change in control under the LTIP, and, as a result, the participants in the plan, including certain executive officers of US Airways Group, received awards under the plan.

Performance Award Payments in 2005: In 2005, the Company achieved the maximum performance level under the Performance-Based Award Plan. At the end of the Performance Cycle ending December 31, 2005, the Company’s TSR ranked higher than any of the other 13 airlines in the peer group for the Performance Cycle. Similarly, at the end of the Transition Cycle ending

March 31, 2005, America West Holdings’ TSR ranked higher than any of the other 14 airlines in the peer group for the Transition Cycle. As a result, the Committee granted each of the historical America West Holdings Named Executive Officers the awards set forth in the Summary Compensation Table above under the column “LTIP Payouts.” As noted above, due to the change of control resulting from the merger, the historical US Airways Group Named Executive Officers also received the awards set forth in the Summary Compensation Table above under the column “LTIP Payouts.”

Stock-Based Compensation	2005 Equity Incentive Plan: As described in more detail above under “Equity Compensation Plan Information – US Airways Group 2005 Equity Incentive Plan,” the 2005 Equity Incentive Plan, approved as part of the plan of reorganization in September 2005, is a long-term compensation plan under which executives and other key salaried employees may be awarded incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation (including performance-based stock awards), which we collectively refer to as stock awards, as well as performance-based cash awards.

2002 Incentive Equity Plan: The America West Holdings 2002 Incentive Equity Plan, approved by America West Holdings’ stockholders in May 2002, was a long-term compensation plan under which executives and other key salaried employees could be awarded stock options, restricted stock and other stock-based compensation. Awards made in 2005 by America West Holdings’ Compensation and Human Resources Committee prior to September 27, 2005 were made under this plan.

Purpose of Stock-Based Awards: The primary purpose of stock-based awards is to focus key employees on the performance of the Company over time and to provide key employees with incentives for future performance to link the interests of recipients and stockholders. The Committee believes that stock-based awards are an appropriate incentive to employees to meet the Company’s long term goal of maximizing stockholder value.

Restricted Stock Awards and Restricted Stock Units: Restricted stock awards are grants of shares of common stock which carry full stockholder privileges, including the right to vote and, subject to limitations (if any) established by the Committee, the right to receive dividends. Restricted stock units are awards that entitle the recipient to receive shares of common stock upon vesting, and subject to any other limitations established by the Committee. Restricted stock awards do not provide the right to vote the underlying shares, but may provide for dividend equivalents if so determined by the Committee. On the occasions when deemed appropriate, the Committee determines the number of restricted stock awards or units to be granted to an individual based upon a variety of factors, including those noted below with respect to the grant of stock options and stock appreciation rights.

In 2005, awards for an aggregate of 696,375 restricted stock units were made under the 2005 Equity Incentive Plan. As described above under “Employment and Other Executive Agreements – Executive Incentive Awards in Connection with the Merger,” many of these awards were made as part of the executive incentive awards in connection with the merger to provide incentives for the executive team to continue to work for the success of the Company.

Stock Options and Stock Appreciation Rights: The 2005 Equity Incentive Plan permits the Committee to award stock options or stock appreciation rights to eligible employees, to specify the number of shares covered by those awards and the vesting schedule of those awards. The America West Holdings 2002 Incentive Equity Plan provided the Compensation and Human Resources Committee of America West Holdings with similar authority with respect to awards of stock options. Awards under the 2005 Equity Incentive Plan typically have a three-year vesting schedule, and awards under the 2002 Incentive Equity Plan have generally had a three-year vesting schedule. The vesting schedules are designed to provide an incentive to create stockholder value over time, since the full benefit of the stock option cannot be realized unless stock appreciation occurs over a number of years. The exercise prices of all stock options granted under both plans have been and will be at least equal to the fair market value of the underlying shares on the date of grant.

The Committee determines the number of awards to be granted to an individual based upon a variety of factors, including:

• level of responsibility and job classification level;

• job performance;

• longevity in position;

• retention value; and

• the results of compensation surveys described above.

Currently, awards provide that they will become fully exercisable in the event of the recipient’s termination of employment by reason of death, disability or retirement and may become fully exercisable in the event of a “change in control.” No award may be exercised after the tenth anniversary of the date of grant or the earlier termination of the award.

In 2005, non-qualified stock options to purchase an aggregate of 1,954,200 shares of Class B common stock of America West Holdings were granted under the 2002 Incentive Equity Plan in connection with annual incentive plan grants, employee promotions, compensation of non-employee directors or in consideration of new employees joining America West Holdings. As a result of the merger, these stock options converted into options to purchase an aggregate of 806,075 shares of common stock of US Airways Group.

As described above under “Employment and Other Executive Agreements – Executive Incentive Awards in Connection with the Merger,” awards of stock options were made to Mr. Parker under the 2002 Incentive Equity Plan and awards of stock appreciation rights were made to Mr. Parker and other executive officers in connection with the merger to provide incentives for the executive team to continue to work for the success of the Company.

Following the merger, the Committee granted 2,034,000 stock appreciation rights under the 2005 Equity Incentive Plan in connection with annual incentive plan grants; employee promotions; in consideration of efforts in connection with or increased responsibility resulting from the merger; for historical US Airways employees, in recognition of the fact that all previously held equity awards were cancelled under the plan of reorganization; or in consideration of new employees joining the Company.

All option and stock appreciation right grants made to the Named Executive Officers under the 2005 Equity Incentive Plan and the 2002 Incentive Equity Plan are set forth in the Option/ SAR Grants in Last Fiscal Year table above.

Other Benefits	Employee-Benefit Plans: The Company has certain broad-based employee benefit plans in which all employees, including the executives, participate, such as life and health insurance plans and a 401(k) plan and certain flight benefits. Additionally, officers of the Company are provided director/officer liability insurance coverage. The incremental cost to the Company of the benefits provided under these plans is not material to the Company. Benefits under these plans are not directly or indirectly tied to Company or individual performance.

Severance Policy: Pursuant to the Company’s current severance payment policy for senior executives, certain of its officers (including Messrs. Parker, McClelland, Kirby and Kerr) are entitled to receive an amount equal to 200% of the officer’s base salary and target incentive award if, within two years of a change of control, the officer (i) is terminated for any reason other than misconduct or disability or (ii) resigns for good reason (See “Employment and Other Executive Agreements — Change in Control and Severance Benefits Agreement”). In addition, officers participating in the Performance-Based Award Plan will be entitled to receive a payment equal to 200% of the greater of (i) the officer’s current base salary or (ii) the amount that would have been paid to the officer if the TSR for the Performance Cycle had been measured as of the termination date. Mr. Crellin is also entitled to similar salary and incentive payments and other benefits upon termination of employment due to death or disability, termination by the Company without cause, or termination for good reason, as described under “Employment and Other Executive Agreements — Employment Agreement with Alan W. Crellin” above.

Compensation of the Chief Executive Officer	During fiscal year 2005, Mr. Parker received a base salary of $550,000 pursuant to his employment agreement. This amount reflects the minimum amount of base salary to which Mr. Parker is entitled under his employment agreement. Mr. Parker’s base salary has not increased since September 2001. In March 2006, the Compensation and Human Resources Committee approved an incentive award for Mr. Parker of $770,000 under the Incentive Plan. Mr. Parker declined this incentive award and, consequently, did not receive any incentive award under the Incentive Plan for 2006. During fiscal year 2005, the Compensation and Human Resources Committee of America West Holdings approved awards to Mr. Parker of options to purchase 750,000 shares of Class B common stock under the 2002 Incentive Equity Plan, which converted into options to purchase 309,375 shares of US Airways Group common stock as a result of the merger. 500,000 of those options (206,250 post-conversion) were granted in connection with the merger as described above under “Employment and Other Executive Agreements — Executive Incentive Awards in Connection with the Merger.” Mr. Parker also received 196,000 stock appreciation rights and 61,875 restricted stock units under the 2005 Equity Incentive Plan in connection with the merger, as described above under “Employment and Other Executive Agreements — Executive Incentive Awards in Connection with the Merger.” In consideration for these awards, Mr. Parker agreed to waive his rights to voluntarily terminate his employment without good reason in the two year period following the effective time of the merger and still receive full severance benefits under the terms of his employment agreement with respect to the change in control resulting from the merger. The Committee also certified that Mr. Parker was entitled to a long term incentive award of $1,100,000 under the Performance-Based Award Plan based on the Company’s relative TSR ranking achieved at the end of the Performance Cycle ending December 31, 2005, and a long term incentive award of $687,500 under the Performance-Based Award Plan based on the Company’s relative TSR ranking achieved at the end of the transition Performance Cycle ending March 31, 2005.

Tax Deductibility of Executive Compensation	Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the chief executive officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although the Company considers the impact of this rule when developing and implementing its executive compensation programs, the Company believes that it is important to preserve flexibility in designing compensation programs. While stock options granted under the 2005 Equity Incentive Plan and the 2002 Incentive Equity Plan and cash awards granted under the Performance-Based Award Plan are intended to qualify as “performance-based” (as defined in the Internal Revenue Code), amounts paid under the Company’s other compensation programs may not qualify.

Additional Information	The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Respectfully submitted,

Compensation and Human Resources Committee
Herbert M. Baum (Chair)
Richard C. Kraemer
Cheryl G. Krongard
Denise M. O’Leary
Edward L. Shapiro
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation and Human Resources Committee.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      Richard A. Bartlett, who was nominated by Eastshore as a member of our Board of Directors, is a greater than 10% minority owner and director of Eastshore. In February 2005, Eastshore entered into an agreement with us to provide a $125 million financing commitment to provide equity funding for a plan of reorganization, in the form of a debtor in possession term loan. Under the terms of our plan of reorganization, Eastshore received a cash payment in the amount of all accrued interest on the loan, and the principal amount of $125 million was satisfied by delivery of 8,333,333 shares of our common stock, representing a price of $15.00 per share. In addition, Eastshore had an option, under certain circumstances, to purchase up to an additional 1,666,667 shares of our common stock, which Eastshore transferred to Par. We made an offer to Eastshore, upon the expiration of the equity investor options, to repurchase shares of common stock held by Eastshore in an amount equal to one-third of the proceeds received from the exercise of the equity investor options at a purchase price of $15.00 per share. Eastshore had the right, but not the obligation, to accept the offer in whole or in part for a period of at least 30 days after receipt of the offer. Eastshore did not accept this offer.
      Mr. Bartlett is also a greater than 10% owner of Air Wisconsin. US Airways and Air Wisconsin entered into a regional jet services agreement under which Air Wisconsin may, but is not required to, provide regional jet service under a US Airways Express code share arrangement. On April 8, 2005, Air Wisconsin notified us of its intention to deploy 70 regional jets, the maximum number provided for in the agreement, into the US Airways Express network. The amount paid to Air Wisconsin in 2005 was approximately $55 million.
      Robert A. Milton, who was nominated by ACE as a member of our Board, is the Chairman, President and Chief Executive Officer of ACE. ACE purchased 5,000,000 shares of our common stock at a purchase price of $15.00 per share, for a total investment of $75 million. ACE also had an option, under certain circumstances, to purchase up to an additional 1,000,000 shares of our common stock at a purchase price of $15.00 per share. ACE transferred this option to Par. In addition, ACE or its subsidiaries entered into commercial agreements with US Airways Group and America West Holdings for various services including maintenance and airport handling.
      Richard P. Shifter, a member of our Board, is a partner of Texas Pacific Group, which was a controlling stockholder of America West Holdings prior to completion of the merger. An affiliate of Texas Pacific Group received $6.4 million as an advisory fee for providing financial advisory services rendered in connection with the merger and in contribution for and reimbursement for certain expenses incurred by Texas Pacific Group and its affiliates in connection with the merger. In addition, Texas Pacific Group had agreed to reimburse America West Holdings approximately $3 million for expenses incurred by America West Holdings in the second half of 2004 on its behalf. The full amount was reimbursed to America West Holdings in 2005.
      Effective October 1, 2005, US Airways entered into a consulting agreement with J. Glass & Associates, of which Jerrold A. Glass, our former Executive Vice President and Chief Human Resources Officer, is the President. Under the agreement, J. Glass & Associates provides consulting services for US Airways in connection with labor relations and human resources matters. The term of the agreement extends until the completion of all projects assigned to J. Glass & Associates under the agreement, but in no event later than December 31, 2006. Fees in the amount of $78,813 were paid to J. Glass & Associates in 2005 pursuant to this agreement.
Indemnity Agreements
      We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of US Airways Group or its subsidiaries.

STOCK PERFORMANCE GRAPH
      The following performance graph compares our cumulative total stockholder return on a monthly basis on our common stock with the cumulative total return of the S&P 500 Index and the Amex Airline Index from September 27, 2005, when our common stock commenced trading on the NYSE under the symbol “LCC,” through December 31, 2005. The closing sale price of our common stock on NYSE was $37.71 per share on March 29, 2006.
Comparison of Cumulative Total Stockholders’ Returns (1)

	9/27/05	9/30/05	10/31/05	11/30/05	12/31/05

US Airways Group, Inc.	$100.00	$108.86	$127.88	$174.04	$192.44

Amex Airline Index	$100.00	$101.46	$115.10	$119.14	$132.53

S&P 500	$100.00	$101.08	$99.29	$102.78	$102.68

(1)	Plot points are shown beginning September 27, 2005 for each of the subsequent periods ended September 30, 2005, October 31, 2005, November 30, 2005 and December 31, 2005.
      This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Audit Committee Report	The Audit Committee acts under a written charter, which was adopted by the Board on September 30, 2005. A copy of the Audit Committee charter is available on our web site at www.usairways.com, and a copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2005 (the “Audited Financial Statements”).

The Audit Committee has discussed with KPMG LLP, independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), as amended, and has discussed with KPMG LLP its independence and has considered the compatibility of the non-audit services provided by KPMG LLP with respect to maintenance of that independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Additional Information	The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Respectfully submitted,

Audit Committee
Denise M. O’Leary (Chair)
Herbert M. Baum
Richard C. Kraemer
George M. Philip

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm	The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. KPMG LLP has served as our independent auditors for more than ten years and has served as independent auditors of America West Holdings for more than two years. Our Audit Committee considers KPMG LLP to be well qualified. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.
INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees	The following table presents (1) fees for professional services rendered by KPMG LLP for the audit of US Airways Group’s, America West Holdings’, AWA’s and US Airways’ financial statements as of and for the fiscal year ended December 31, 2005, as well as fees for other services rendered by KPMG LLP during this period and (2) fees for professional services rendered by KPMG LLP for the audit of US Airways Group’s and US Airways’ financial statements as of and for the fiscal year ended December 31, 2004, as well as fees for other services rendered by KPMG LLP to US Airways Group and US Airways during this period.

	Fiscal 2005 (1)		Fiscal 2004

Audit Fees	$5,300,717	(2)	$2,332,895
Audit-Related Fees	$730,311	(3)	$562,801
Tax Fees	$218,577	(4)	$597,698
All Other Fees	$—		$—

Total	$6,249,605	(5)	$3,493,394

(1)	Prior to the merger, KPMG LLP represented both (a) America West Holdings and AWA and (b) US Airways Group and US Airways, out of separate offices. The fees included in the table for 2005 reflect the fees paid to KPMG LLP for its services to America West Holdings and AWA (“KPMG West”) and for its services to US Airways Group and US Airways (“KPMG East”), as set forth in more detail in the footnotes below.

(2)	Includes $1,775,868 related to services provided by KPMG West and $3,524,849 related to services provided by KPMG East.

(3)	Represents amounts related to services provided by KPMG East.

(4)	Includes $203,885 related to services provided by KPMG West and $14,692 related to services provided by KPMG East.

(5) Includes $1,919,753 related to services provided by KPMG West and $4,269,852 related to services provided by KPMG East.

Audit Fees for the fiscal year ended December 31, 2005 were for professional services rendered for the audits of the annual financial statements (including fees for the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002), quarterly review of the financial statements included in the Quarterly Reports on Form 10-Q, professional services rendered for the 2004 audit of US Airways which were billed in 2005 due to the bankruptcy, services related to bankruptcy audit issues before the merger and bankruptcy and purchase accounting issues after the merger, and services rendered in connection with SEC filings before and after the merger. Audit Fees for the fiscal year ended December 31, 2004 were for professional services rendered for the audits of the annual financial statements of pre-merger US Airways Group and US Airways (including fees for the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002) and quarterly review of the financial statements included in the Quarterly Reports on Form 10-Q of pre-merger US Airways Group and US Airways by KPMG East.

Audit-Related Fees as of the fiscal year ended December 31, 2005 were for audits by KPMG East of employee benefit plans in 2005, audits by KPMG East of employee benefit plans in 2004 for US Airways which were billed in 2005 due to the bankruptcy, and other statutory audits by KPMG East. Audit-Related Fees as of the fiscal year ended December 31, 2004 were for audits of employee benefit plans and other audit related services.

Tax Fees as of the fiscal year ended December 31, 2005 were for tax compliance, tax planning and merger-related tax advice. Tax fees as of the fiscal year ended December 31, 2004 were for tax compliance advice related primarily to bankruptcy matters, change of ownership and review of tax returns.

There were no fees that fall into the classification of All Other Fees for the fiscal years ended December 31, 2005 and 2004.

Audit Committee Disclosure	The Audit Committee has determined that the rendering of non-audit services during fiscal year 2005 by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre- Approval	The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves certain specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual basis. The Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so, but any pre-approval decisions must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Vice President and Controller to monitor the performance of all services provided by the independent auditor and to determine whether these services are in compliance with the pre-approval policy. The Vice President and Controller is required to report the results of its monitoring to the Audit Committee on a periodic basis. The policy prohibits retention of the independent registered public accounting firm to perform prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC, and also considers whether the proposed services are compatible with the independence of the independent registered public accounting firm.

APPENDIX A
US AIRWAYS GROUP, INC.
AUDIT COMMITTEE CHARTER
As adopted by the Board of Directors on September 30, 2005
The Board of Directors (the “Board”) of US Airways Group, Inc. (the “Company”) hereby sets forth the authority and responsibilities of the Audit Committee (the “Committee”) as described below, subject to amendment by the Board from time to time.
PURPOSE
The Committee’s purpose is to act on behalf of the Board to oversee the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence and the performance of both the Company’s internal audit function and the independent auditor. The Committee’s role includes oversight of the qualitative aspects of financial reporting and disclosure to stockholders and the investment community, the Company’s risk management policies that relate to the financial control environment, financial reporting and disclosure controls and the Company’s procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact the financial statements. The Committee must also prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the annual proxy statement.
Although the Committee has the responsibilities set forth in this Charter, management is responsible for preparing the Company’s financial statements and the independent auditor is responsible for auditing those financial statements. It is not the duty of the Committee to plan or conduct the audit or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles (“GAAP”). Nothing in this Charter changes, or is intended to change, the responsibilities of management or the independent auditor. Moreover, nothing in this Charter is intended to increase the liability of the members of the Committee beyond that which existed before this Charter was approved by the Board.
COMPOSITION
The Committee shall be comprised of three or more Board members who qualify as independent within the meaning of the Company’s Corporate Governance Guidelines and who satisfy the experience and, as affirmatively determined by the Board, the independence requirements of the SEC and the New York Stock Exchange (the “NYSE”) applicable to audit committee members (including, with respect to the chairperson of the Committee, any special requirements applicable to chairpersons of audit committees), as in effect from time to time when and as required by the NYSE. In accordance with NYSE and SEC rules in effect from time to time, at least one member of the Committee shall have “accounting or related financial management expertise,” as interpreted by the Board in its business judgment, and, if practical, at least one member of the Committee shall be an “audit committee financial expert” within the meaning of such rules. The members of the Committee and the Committee chairperson shall be appointed annually by the Board and may be removed at any time, with or without cause, by the Board.
The Committee shall have the power to create subcommittees, each consisting of one or more of its members, with such powers as the Committee shall from time to time confer. Each subcommittee shall keep minutes of its meetings and report them to the Committee.

OPERATING PRINCIPLES
In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication – Regular and meaningful contact throughout the year with the Chairman of the Board, other committee chairpersons, members of senior management and other key Committee advisors, independent and internal auditors, etc., as applicable, is viewed as important for strengthening the Committee’s knowledge of relevant current and prospective business, financial reporting and disclosure issues. In addition, if either the internal or the independent auditor identify significant issues warranting the attention of the Committee or the full Board that, in their judgment, have been communicated to management but have not been adequately addressed, they should be communicated to the Committee chairperson or any member of the Committee.

•	Committee Expectations and Information Needs – The Committee should communicate to the Chief Executive Officer or his designee, internal audit and other external parties the expectations of the Committee and the nature, timing and extent of any specific information or other supporting materials requested by the Committee, for its meetings and deliberations.

•	Resources – The Committee shall be authorized to access, at the Company’s expense, such internal and external resources, including retaining legal, financial or other advisors, as the Committee deems necessary or appropriate to fulfill its defined responsibilities. The Committee shall have the sole authority to approve the fees, costs and other terms of engagement of such outside resources. The Company shall at all times make adequate provisions for the payment of all fees and other compensation approved by the Committee to the Company’s independent auditors in connection with the preparation or issuance of its audit report or performance of other audit, review or attest services for the Company, or to any consultants, advisors or experts retained by the Committee, as well as for other ordinary administrative expenses of the Committee as necessary or appropriate to carry out its duties.

•	Meeting Agendas – Committee meeting agendas shall be the responsibility of the Committee chairperson with input from Committee members and other members of the Board, with additional input from members of senior management and outside advisors to the extent deemed appropriate by the chairperson.

•	Committee Meeting Attendees – The Committee shall be authorized to request members of senior management, outside counsel, the internal audit function, the independent auditor and other advisors to participate in Committee meetings, as necessary, to carry out the defined committee responsibilities. Either internal or independent auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet periodically in separate sessions with internal and independent auditors and management.

•	Reporting to the Board of Directors – The Committee shall maintain minutes of meetings and, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time or whenever so requested by the Board. Any plan developed by the Committee for fulfilling its role and responsibilities should be presented to and discussed with the full Board, and approved by the full Board. In addition, minutes from Committee meetings should be distributed to each Board member prior to the subsequent Board meeting.
MEETINGS
The Committee should meet as frequently as considered necessary by the Committee or the chairperson and shall meet at least four times annually and, to the extent practicable, in conjunction with the regularly scheduled Board meetings. The Committee shall fix its own rules of procedure. A majority of regular members then serving on the Committee shall constitute a quorum.

AUTHORITY AND RESPONSIBILITY
The Committee’s key responsibilities include oversight of the independent auditor, oversight of the internal audit function, and oversight of compliance with financial disclosure and audit requirements and related laws and regulations. In carrying out its responsibilities, the Committee shall undertake the following:
Oversight of the Independent Auditors

•	The Committee shall have the sole authority to select and retain, and to review and determine the engagement of, the independent auditor, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the independent auditor.

•	The Committee shall have the sole authority to review and approve the retention of the independent auditor to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

•	The independent auditor, in its capacity as an independent registered public accounting firm, shall be responsible to the Board and, as delegated, to the Committee as representatives of the stockholders.

•	The independent auditor shall be viewed as the Board’s and Committee’s representatives in executing the Committee’s oversight of periodic, annual and other financial reporting to stockholders. They shall report all relevant issues to the Committee responsive to agreed-on Committee expectations. The Committee should review the work of the independent auditor in executing their role of oversight.

•	The Committee shall review and assess the overall scope and focus of the annual audit and any interim audits, including the scope and level of involvement with unaudited quarterly or other interim-period information.

•	The Committee shall, on an annual basis, review, assess and report to the Board on the performance and qualifications of the independent auditor and the audit partner. In this respect, the Committee shall seek to obtain a report by the independent auditor describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by any governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	The Committee shall, on an annual basis, review, assess and report to the Board on the independence of the independent auditor, taking into account the opinions of members of management and the Company’s internal audit function and including an analysis of all non-audit services provided by the independent auditor and the effect, if any, on such independence. In this connection, the Committee shall seek to obtain a written statement from the independent auditor delineating all relationships between the auditor and the Company consistent with Independence Standards Board Statement No. 98-1, “Independence Discussions with Audit Committees.” Additionally, the Committee should seek to maintain an active dialogue with the independent auditor with respect to disclosed relationships or services that may impact auditor objectivity or independence and should take, or recommend to the full Board, appropriate action to ensure the independence of the independent auditor.

•	The Committee shall monitor the rotation of the partners of the independent auditor on the Company’s audit engagement team as required by applicable law and shall consider periodically and adopt, if deemed appropriate, a policy regarding rotation of auditing firms.

•	The Committee shall set clear policies regarding the employment by the Company of any employees or former employees of the independent auditor.

Oversight of the Internal Audit Function

•	The internal audit function shall be responsible to senior management, but have a direct reporting responsibility and an effective line of communication to the Board through the Committee.

•	The Committee shall review and assess the annual internal audit plan and the process used to develop the plan, status of activities, significant findings, recommendations and management’s response.

•	The Committee shall regularly discuss with the independent auditor the responsibilities, budget and staffing of the internal audit function.

•	Senior management shall consult with the Committee regarding changes in the senior management of the internal audit function.
Oversight of Financial Reporting Compliance

•	Annual and Interim Financial Reports – The Committee shall review and discuss with the independent auditor and management the Company’s annual and interim financial reports, including (i) the independent auditor’s assessment of the quality, not just acceptability, of accounting principles, (ii) the reasonableness of significant judgments and estimates (including material changes in estimates), (iii) any audit adjustments noted or proposed by the independent auditor (whether “passed” or implemented in the financial reports), (iv) the adequacy of the disclosures in the financial statements, (v) the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (vi) any other matters required to be communicated to the Committee by the independent auditor under Statement on Auditing Standards No. 61. Such review and discussion shall occur prior to the filing or distribution of such reports.

•	Other Financial Disclosure – The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Fraud and Regulatory Noncompliance – The Committee shall review and assess the internal and independent auditors’ responsibility for detecting accounting and reporting financial errors, fraud and defalcations, illegal acts and noncompliance with the corporate code of conduct and regulatory requirements.

•	Regulatory Examinations – The Committee shall review and assess SEC inquiries and the results of examinations by other financial regulatory authorities in terms of important findings, recommendations and management’s response.

•	Financial Reporting – The Committee shall review with management and the independent auditor (i) significant issues and risks that arise regarding accounting principles and financial statement presentation, including the adoption of new or material changes to existing critical accounting policies or to the application of those policies, (ii) the potential effect of alternative accounting policies available under GAAP, (iii) the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments and (iv) any analyses prepared by management or the independent auditor with regard to the above and related auditor views.

•	Risk Assessment and Management – The Committee shall periodically review and assess the Company’s guidelines and policies governing risk assessment and risk management.

•	Auditor Recommendations – The Committee shall review and assess important internal and independent auditor recommendations on financial reporting, controls, other matters and management’s response.

•	Changes in Accounting Principles, Regulatory or Legal Matters – The Committee shall review and discuss with the independent auditor any changes in important accounting principles, regulatory or legal matters that could have a material impact on the Company’s financial statements and the application thereof in both annual and interim financial reports.

•	Required Communications – The Committee shall receive and review all required communications from the independent auditor.

•	Conflicts and Disagreements Between the Independent Auditor and Management – The Committee shall regularly review with the independent auditor, and ultimately resolve, any conflicts or disagreements between management and the independent auditor regarding financial reporting, accounting practices or policies, including (i) problems or difficulties the independent auditor encountered in the course of the audit work and (ii) any restrictions on the scope of the independent auditor’s activities or on access to requested information.

•	Proxy Statement Reports – The Committee shall prepare such reports regarding matters within the scope of the Committee’s role and responsibilities as may be required to be included in the Company’s annual proxy statement or other public filings under applicable rules and regulations.

•	Code of Business Conduct and Ethics/ Conflicts of Interest – The Committee shall review and assess, on an annual basis, the Company’s code of business conduct and ethics and significant conflicts of interest and related-party transactions.

•	Complaints and Concerns – The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. The Committee shall also establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Other Responsibilities

•	Audit Committee Charter – The Committee shall review, on an annual basis, the Audit Committee Charter and shall recommend any proposed changes for approval by the full Board.

•	Annual Performance Evaluation of the Audit Committee – The Committee shall review, discuss and assess at least annually its own performance as well as the role and responsibilities of the Committee, seeking input from senior management, the full Board and others. Changes in the role and/or responsibilities of the Committee as outlined in this Charter, if any, shall be recommended to the full Board for approval.

•	Other Activities – The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

US AIRWAYS

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	Please refer to the reverse side for telephone and internet voting instructions
The Board of Directors recommends a vote for Proposal 1.
1. Nominees to hold office until the 2009 Annual Meeting:

	For	Withhold
01 — Herbert M. Baum	☐	☐
02 — Richard C. Kraemer	☐	☐
03 — Cheryl G. Krongard	☐	☐

B	Ratification of Independent Registered Public Accounting Firm
The Board of Directors recommends a vote for Proposal 2.

		For	Against	Abstain
2.	Ratify the appointment of KPMG LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting,	☐	☐

C	AUTHORIZED SIGNATURES — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should add their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Signature 1-Please keep signature within the box

Signature 2-Please keep signature within the box

Date (mm/dd/yyyy)

Proxy — US Airways Group, Inc.

111 West Rio Salado Parkway
Tempe, Arizona 85281
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 17, 2006.
The undersigned hereby appoints W. Douglas Parker and James E. Walsh III, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock of US Airways Group, Inc. that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of US Airways Group, Inc., to be held at the Charlotte Convention Center, 501 S. College Street, Charlotte, North Carolina 28202, on Wednesday, May 17, 2006, at 9:30 a.m., local time, and at any adjournment or postponement thereof.
YOUR PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 IF YOU DO NOT STATE OTHERWISE. ANY ADDITIONAL BUSINESS TO PROPERLY COME BEFORE THE MEETING WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY.
YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING.

(Continued and to be voted on reverse side.)
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by US Airways Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet, and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
Telephone and Internet Voting Instructions
You can vote by telephone or Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet
•	Go to the following web site: www.computershare.com/expressvote

•	Enter the information requested on your computer screen and follow the simple instructions.

To vote by Mail
•	Mark, sign and date the proxy card.

•	Return the proxy card in the postage-paid envelope provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 17, 2006.
THANK YOU FOR VOTING